As filed with the Securities and Exchange Commission on May 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________

Classover Holdings, Inc.
(Exact name of registrant as specified in its charter)

 _______________________

Delaware	8200	99-2827182
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

450 7th Avenue, Suite 905

New York, New York 10123

Tel: (800) 345-9588

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Jeffrey Michael Gallant

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th Floor

New York, NY 10174

Tel: (212) 818-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 _______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 7, 2025

Preliminary Prospectus

CLASSOVER HOLDINGS, INC.

17,250,000 SHARES OF CLASS B COMMON STOCK UNDERLYING WARRANTS

8,975,000 SHARES OF CLASS B COMMON STOCK HELD BY FORMER AFFILIATES

6,535,014 SHARES OF CLASS B COMMON STOCK UNDERLYING CLASS A COMMON STOCK

522,801 SHARES OF CLASS B COMMON STOCK UNDERLYING SERIES A PREFERRED STOCK

This prospectus relates to the issuance by us of up to 17,250,000 shares of Class B common stock, par value $0.0001 per share (the “Common Stock”), of Classover Holdings, Inc., a Delaware corporation (the “Company,” “Classover,” “we,” “us,” “our” or other similar phrases), that are issuable upon the exercise of up to 17,250,000 warrants (the “Public Warrants”) originally issued in the initial public offering of units of Battery Future Acquisition Corp. (“BFAC”) at a price of $10.00 per unit, with each unit consisting of one Class A ordinary share and one-half of one Public Warrant, which such Public Warrants were assumed by us upon consummation of the Business Combination (as defined below).

In addition, this prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to (A) 6,535,014 shares of Common Stock reserved for issuance upon conversion of an aggregate of 6,535,014 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issued in connection with the Business Combination (as defined below) to Hui Luo, the Company’s Chief Executive Officer and Chief Executive Officer of Class Over (defined below), upon exchange of her securities in Class Over, (B) 8,625,000 Founder Shares (as defined below) originally issued at a price of approximately $0.003 per share prior to BFAC’s initial public offering, (C) 350,000 shares of Common Stock issued to a certain former affiliate of BFAC in connection with the Business Combination and (D) 522,801 shares of Common Stock reserved for issuance upon conversion of Series A preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), issued to Ms. Luo upon exchange of her securities in Class Over, from time to time, through any means described in the section entitled “Plan of Distribution.”

On April 4, 2025 (the “Closing Date”), we consummated the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, BFAC, Class Over Inc., a Delaware corporation (“Class Over”), BFAC Merger Sub 1 Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub 1”) and BFAC Merger Sub 2 Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”).

Pursuant to the Merger Agreement, upon the closing of the Business Combination (the “Closing”), Merger Sub 1 merged with and into BFAC (the “Reorganization Merger”), with BFAC being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of the Company, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 merged with and into Class Over (the “Acquisition Merger”, and together with the Reorganization Merger, the “Mergers” or the “Business Combination”), with Class Over being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of the Company.

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We are registering the resale of shares of Common Stock as required by a registration rights agreement, dated as of December 14, 2021 (the “Registration Rights Agreement”), entered into by and among BFAC and certain other parties thereto that were holders of shares of BFAC that were issued prior to BFAC’s initial public offering and converted into shares of Common Stock upon consummation of the Business Combination (the “Founder Shares”), and which was assumed by us in the Business Combination.

Each Public Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share. We will not receive any proceeds from the sale or issuance of shares of our Common Stock except with respect to amounts received by us upon exercise of the Public Warrants to the extent such Public Warrants are exercised for cash, which amount of aggregate proceeds, assuming the exercise of all Public Warrants for cash, could be up to approximately $201.3 million. We believe the likelihood that Public Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the market price for our Common Stock is less than $11.50 per share, we believe the Public Warrant holders will be less likely to exercise their Public Warrants.

We will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to transfer restrictions that may prevent the Selling Securityholders from offering or selling of such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of the Securities” for more information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Common Stock and Public Warrants are traded on the Global Market and Capital Market, respectively, of the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “KIDZ” and “KIDZW,” respectively. On _____, 2025, the last reported sale price of our Common Stock on Nasdaq was $____ per share and the last reported sale price of our Public Warrants on Nasdaq was $____.

In connection with the Business Combination, holders of 3,514,769 public shares of BFAC exercised their right to redeem those shares for cash at a price of approximately $11.53 per share, for an aggregate price of approximately $40.5 million, which represented approximately 95.4% of the total number of public shares of BFAC then outstanding. The securities registered for resale by this prospectus represent a substantial percentage of our total outstanding Common Stock as of the date of this prospectus. The sale of all securities being offered by this prospectus could result in a significant decline in the public trading price of our Common Stock. Even if the current trading price of the Common Stock is close to the price at which the units were issued in BFAC’s initial public offering, the Selling Securityholders have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public investors. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

______________________________

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

______________________________

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 14.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”). We may use the registration statement to issue up to an aggregate of 17,250,000 shares of our Common Stock upon exercise of the Public Warrants. The Selling Securityholders may use the registration statement to sell up to (A) 6,535,014 shares of Common Stock reserved for issuance upon conversion of an aggregate of 6,535,014 shares of Class A Common Stock issued in connection with the Business Combination to Hui Luo, the Company’s Chief Executive Officer and Chief Executive Officer of Class Over, upon exchange of her securities in Class Over, (B) 8,625,000 Founder Shares originally issued at a price of approximately $0.003 per share prior to BFAC’s initial public offering, (C) 350,000 shares of Common Stock issued to a certain former affiliate of BFAC in connection with the Business Combination and (D) 522,801 shares of Common Stock reserved for issuance upon conversion of Series A Preferred Stock issued to Ms. Luo upon exchange of her securities in Class Over, from time to time, through any means described in the section entitled “Plan of Distribution.”

We may also file a prospectus supplement to add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Nasdaq ticker symbols for the Company’s Common Stock and Public Warrants are “KIDZ” and “KIDZW,” respectively.

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FREQUENTLY USED TERMS

Unless otherwise stated or the context otherwise requires, as used in this prospectus:

•	“2024 Plan” means the 2024 Long-Term Incentive Equity Plan adopted in connection with the Business Combination;

•	“Acquisition Merger” means the merger of Merger Sub 2 with and into Class Over on the Closing Date immediately following the Reorganization Merger, with Class Over being the surviving corporation of the Acquisition Merger and becoming a wholly owned subsidiary of the Company;

•	“Business Combination” means the Mergers and the other transactions contemplated by the Merger Agreement and the other agreements entered into by BFAC and Class Over in connection with the Mergers;

•	“Bylaws” means the amended and restated bylaws of the Company following the Mergers;

•	“Change of Control” means any transaction or series of transactions the result of which is: (a) the acquisition by any person or “group” (as defined in the Exchange Act) of persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of the Company; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of the Company or the surviving person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole;

•	“Charter” means the amended and restated certificate of incorporation of the Company;

•	“Class Over” means Class Over Inc., a Delaware corporation and wholly-owned subsidiary of the Company since the consummation of the Business Combination;

•	“Closing” means the closing of the Business Combination;

•	“Closing Date” means April 4, 2025, the date on which the Closing occurred;

•	“Code” means the Internal Revenue Code of 1986, as amended;

•	“Common Stock” means shares of Class B common stock, par value $0.0001 per share, of the Company;

•	“Company”, “Classover,” “we,” “us”, “our” or other similar phrases means Classover Holdings, Inc., a Delaware corporation;

•	“Continental” means Continental Stock Transfer & Trust Company.

•	“DGCL” means the Delaware General Corporation Law, as amended;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•	“First Preferred Warrant” means a warrant to purchase 1,600 shares of Series B Preferred Stock issued in the PIPE Financing;

•	“Founder Shares” means the shares of Common Stock that were issued in exchange for BFAC’s Class B ordinary shares issued prior to BFAC’s initial public offering and any BFAC Class A ordinary shares which such Class B ordinary shares were converted into prior to the closing of the Business Combination;

•	“GAAP” means generally accepted accounting principles in the United States;

•	“IRS” means the Internal Revenue Service;

•	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended;

•	“Merger Agreement” means the Agreement and Plan of Merger, by and among the Company, BFAC, Class Over and the Merger Subs;

•	“Merger Sub 1” means BFAC Merger Sub 1 Corp., a Delaware corporation and wholly-owned subsidiary of the Company prior to the Business Combination;

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•	“Merger Sub 2” means BFAC Merger Sub 2 Corp., a Delaware corporation and wholly-owned subsidiary of the Company prior to the Business Combination;

•	“Mergers” means, collectively, the Reorganization Merger and the Acquisition Merger;

•	“Nasdaq” means the Nasdaq Stock Market LLC;

•	“Non-Redeeming Holders” means certain stockholders of BFAC that entered into the Non-Redemption Agreements;

•	“Non-Redemption Agreements” means the agreements entered into by the Non-Redeeming Holders, whereby, among other things, such Non-Redeeming Holders agreed that they would not exercise redemption rights with respect to shares of BFAC Class A Ordinary Shares;

•	“PIPE Agreement” means that certain securities purchase agreement executed by the PIPE Investor in connection with the PIPE Financing;

•	“PIPE Financing” means the private financing of up to 5,000 shares of Series B Preferred Stock for up to $5 million (net of original issue discount), including through the exercise of the Preferred Warrants;

•	“PIPE Investor” means that certain institutional investor that participated in the PIPE Financing;

•	“Preferred Stock” means the Company’s Series A Preferred Stock and Series B Preferred Stock;

•	“Preferred Warrants” means First Preferred Warrant and the Second Preferred Warrant;

•	“Public Warrants” means the warrants included in the units issued in BFAC’s initial public offering and assumed by us upon consummation of the Business Combination;

•	“Reorganization Merger” means the merger of Merger Sub 1 with and into BFAC on the Closing Date, with BFAC being the surviving corporation and becoming a wholly-owned subsidiary of the Company;

•	“SEC” means the United States Securities and Exchange Commission;

•	“Second Preferred Warrant” means a warrant to purchase 1,000 shares of Series B Preferred Stock issued in the PIPE Financing;

•	“Securities Act” means the Securities Act of 1933, as amended; and

•	“Sponsor” means collectively Battery Future Sponsor LLC and Camel Bay LLC.

•	“Warrant Agreement” means the agreement with Continental that governs the Public Warrants.

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FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act in this prospectus and in documents incorporated by reference herein. All statements, other than statements of present or historical fact included in or incorporated by reference in this prospectus, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, future operating results, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intend,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “will,” “could,” “should,” “predict,” “potential,” and “continue” or similar words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. These cautionary statements are being made pursuant to federal securities laws with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Except to the extent required by applicable laws and regulations, the Company undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

There may be events in the future that the Company is not able to predict accurately or over which it has no control. The section in this prospectus entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements. These examples include:

•	the Company’s inability to raise sufficient capital to execute its business plan;

•	the size, demands and growth potential of the markets for the Company’s products and services and the Company’s ability to serve those markets;

•	the degree of market acceptance and adoption of the Company’s products and services;

•	the Company’s ability to attract and retain customers;

•	the Company’s success in retaining or recruiting officers, key employees or directors;

•	the impact of the regulatory environment and complexities with compliance related to such environment; and

•	factors relating to the business, operations and financial performance of the Company and its subsidiaries.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risk factors included herein. Forward-looking statements reflect current views about the Company’s plans, strategies and prospects, which are based on information available as of the date of this prospectus. Except to the extent required by applicable law, the Company undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the matters discussed under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Our Business

We operate through our wholly-owned subsidiary Class Over. We provide comprehensive online interactive live courses for K-12 students in the United States and around the globe. Our curriculum is designed to meet the needs of different age groups and learning levels, covering a wide variety of subjects to enhance students' academic achievements and interest in exploration. We offer both interest-oriented classes and test preparation courses for various exams and competitions. With our innovative approach, we aim to transcend the boundaries of traditional education by offering students a comprehensive set of lifelong skills and capabilities, including creativity, critical thinking, and problem-solving, in an engaging and interactive environment.

Recent Developments

On the Closing Date, we consummated the Business Combination in connection with the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub 1 merged with and into BFAC, with BFAC being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of the Company, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 merged with and into Class Over, with Class Over being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of the Company.

At Closing, all issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares of BFAC were exchanged for shares of the Company’s Class B Common Stock and each whole BFAC warrant outstanding was assumed by us and converted into a Public Warrant to purchase one share of Common Stock. Additionally, at Closing, the Company issued to the former security holders of Class Over an aggregate of 6,535,014 shares of Class A Common Stock, 5,964,986 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock (including 522,801 shares held by Ms. Luo) in exchange for their equity interests in Class Over. Following the issuance, holders of an aggregate of 384,702 shares of Series A Preferred Stock converted such shares to Common Stock, leaving an aggregate of 615,298 shares of Series A Preferred Stock outstanding.

In addition, in connection with the Business Combination, we consummated the PIPE Financing pursuant to which we issued to the PIPE Investor at Closing (i) 2,400 shares of Series B Preferred Stock of the Company, (ii) the First Preferred Warrant to purchase 1,600 shares of Series B Preferred Stock and (iii) the Second Preferred Warrant to purchase 1,000 shares of Series B Preferred Stock. At the Closing, the PIPE Investor immediately exercised the First Preferred Warrant to purchase 1,000 shares of Series B Preferred Stock and on April 14, 2025, the PIPE Investor exercised the remaining portion of the Preferred Warrants in full. As a result, we issued an aggregate of 5,000 shares of Series B Preferred Stock for an aggregate purchase price of $4,750,000 (net of original issue discount).

On April 30, 2025, we entered into an Equity Purchase Facility Agreement (the “EPFA”) with Solana Strategic Holdings LLC (the “EPFA Investor”). Pursuant to the EPFA, subject to certain conditions precedent contained therein, we have the right to issue and sell to the EPFA Investor, and the EPFA Investor shall purchase from us, up to an aggregate of $400 million in newly issued shares of our Common Stock; provided, however, that we will not issue a number of shares of Common Stock in excess of 19.9% of the issued and outstanding shares of Common Stock on the date of the EPFA without first obtaining stockholder approval for such issuance as required by Nasdaq rules. We will control the timing and amount of any sales of shares to the EPFA Investor pursuant to the EPFA.

In connection with the EPFA, we have adopted a Solana-centric digital asset treasury strategy pursuant to which we will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any shares under the EPFA to the purchasing, long-term holding, and staking of Solana tokens, including operating Solana validators to earn staking rewards and contribute to the network’s security and decentralization and reinvesting staking yields to further expand our Solana holdings and strengthen itours engagement within the Solana ecosystem. We have engaged Chaince Securities LLC as advisor to assist us with this treasury strategy. Proceeds from the sale of shares under the EPFA shall also be used for general working capital to expand our business and for potential strategic acquisitions.

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Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

The Company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following December 31, 2030, (b) in which it has total annual gross revenue of at least $1.235 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined Company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the Company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

We are also a “smaller reporting company,” and we will continue to be a “smaller reporting company” if either (i) the market value of our stock held by non-affiliates is less than $250.0 million as of the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million as of the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosures and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated as a Delaware corporation on May 2, 2024. Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “KIDZ” and “KIDZW”, respectively. Our address is 450 7th Avenue, Suite 905, New York, New York 10123. Our telephone number is (800) 345-9588. Our website is www.classover.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

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The Offering

We are registering the issuance of 17,250,000 shares of our Common Stock issuable upon the exercise of the Public Warrants.

We are also registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees, of up to (A) 6,535,014 shares of Common Stock reserved for issuance upon conversion of an aggregate of 6,535,014 shares of Class A Common Stock issued in connection with the Business Combination to Hui Luo, the Company’s Chief Executive Officer and Chief Executive Officer of Class Over, upon exchange of her securities in Class Over, (B) 8,625,000 Founder Shares originally issued at a price of approximately $0.003 per share prior to BFAC’s initial public offering, (C) 350,000 shares of Common Stock issued to a certain former affiliate of BFAC in connection with the Business Combination and (D) 522,801 shares of Common Stock reserved for issuance upon conversion of Series A Preferred Stock issued to Ms. Luo upon exchange of her securities in Class Over, from time to time, through any means described in the section entitled “Plan of Distribution.”

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 14 of this prospectus.

Issuance of Common Stock

The following information is as of ______, 2025 and does not give effect to issuances of shares of our Common Stock, Public Warrants or options to purchase shares of our Common Stock after such date or the exercise of Public Warrants or options or other equity grants after such date.

Common Stock to be issued upon exercise of the Public Warrants	17,250,000 shares
Common Stock to be issued upon conversion of Class A Common Stock	6,535,014 shares
Common Stock issued or to be issued upon conversion of Series A Preferred Stock	1,000,000 shares
Common Stock outstanding prior to exercise of Public Warrants and conversion of Class A Common Stock and Series A and Series B Preferred Stock	17,228,044 shares[1]
Use of proceeds

We will receive up to an aggregate of approximately $201.3 million from the exercise of all the Public Warrants, assuming the exercise in full of all such Public Warrants for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Public Warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of Common Stock
Shares of Common Stock offered by the Selling Securityholders	16,032,815 shares
Use of proceeds	We will not receive any proceeds from the resale of the Common Stock to be offered by the Selling Securityholders.
Lock-up arrangements

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Securities — Locked-up Common Stock.”

Nasdaq Ticker symbols	“KIDZ” and “KIDZW” for the Common Stock and the Public Warrants, respectively.

_____________________

1 Includes an aggregate of 920,000 shares of Common Stock issued under the 2024 Plan that are subject to vesting conditions but excludes an aggregate of an additional 2,448,668 shares of Common Stock available for future issuance under the 2024 Plan.

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Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

•	If we are not able to continue to attract students to purchase our courses and to increase the spending of our students, our business and prospects will be materially and adversely affected.
•

Our business depends on the continued success of our brand, and if we fail to maintain and enhance the recognition of our brand, we may face difficulty attracting students to our online after-school tutoring service, and our reputation and operating results may be harmed.

•

We face competition from established as well as other emerging companies, which could divert customers to our competition, result in pricing pressure, reduced operating margins, loss of market share, departure of qualified teachers and significantly reduce our revenue.

•

We face significant competition, which could increase our customer acquisition cost, cause us to lose students to our competitors, lead to pricing pressure and loss of market shares, and significantly reduce our revenue.

•

If we are not able to continue to recruit, train and retain a sufficient number of qualified teachers, our business, financial conditions and operating results may be materially and adversely affected.

•

The vast majority of our teachers are engaged as independent contractors, not employees, and if federal or state law mandates that they be classified as employees, our business may be adversely impacted.

•

Students may decide not to continue taking our courses for a number of reasons, including a perceived lack of improvement in their academic performance or general dissatisfaction with our courses, which may adversely affect our business, financial condition, results of operation and reputation.

•	We may not be successful in the expansion of the courses that we offer.
•	We may not be able to maintain or increase our course fee levels.
•	Many of our students are minors, which may subject us to significant and/or heightened litigation risks, regulatory scrutiny, and reputational damage.
•	Tuition refunds or potential refund disputes may negatively affect our cash flows, financial condition, and reputation.
•	We have incurred, and in the future may continue to incur, net losses.
•	Our financial statements contain disclosure regarding the substantial doubt about our ability to continue as a going concern.
•	We have a limited operating history and operate in a rapidly evolving industry, which makes it difficult to evaluate our business and future prospects and increases the risk of your investment.
•	We have grown rapidly and expect to continue to invest in our growth for the foreseeable future. If we fail to manage this growth effectively, the success of our business model will be compromised.
•

Certain aspects of our business and ability to grow are seasonal and cyclical, which may cause our current business plans to change and our operating results and revenues to fluctuate. As a result, we may fail to meet the expectations of securities analysts and investors, which could cause the Company’s stock price to decline.

•

As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. Our management has limited experience in operating a public company.

•

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

•

We have identified material weaknesses in our internal control over financial reporting as of December 31, 2024 and 2023, and we may identify additional material weaknesses in the future. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

•

The dual-class structure of the Company’s Common Stock as contained in the Company’s Charter has the effect of concentrating voting control with those stockholders who held our capital stock prior to the contemplated transaction, including our directors, executive officers and their respective affiliates.

•	Our estimates of the size of our addressable market may prove to be inaccurate.
•	We face risks related to natural and other disasters, health epidemics, and other extraordinary events, such as the COVID-19 pandemic, which could significantly disrupt our operations.
•

We may be exposed to cyberattacks, denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, and social engineering (including phishing) and other cybersecurity threats that may impact our networks or systems.

•	Changes in laws or regulations relating to consumer data privacy could materially and adversely affect our business.

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Market Price, Ticker Symbols and Dividend Information

Market Price and Ticker Symbols

Our Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “KIDZ” and “KIDZW,” respectively.

On _______, 2025, the closing price of our Common Stock was $____ and the closing price of our Public Warrants was $___.

Holders

As of ________, 2025, there were 6,535,014 shares of Class A Common Stock issued and outstanding held of record by one holder, 17,228,044 shares of Class B Common Stock issued and outstanding held of record by 84 holders and 17,250,000 Public Warrants issued and outstanding held of record by one holder.  The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Common Stock are held of record by banks, brokers and other financial institutions.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends may be limited by our outstanding preferred stock and covenants of any existing and future outstanding indebtedness. We do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future.  As a result, you may not receive any return on an investment in our Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.

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RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included elsewhere in this prospectus. The value of your investment in the Company will be subject to the significant risks affecting the Company and inherent to the industry in which it operates. The risk factors described below disclose material and other risks, are not intended to be exhaustive and are not the only risks faced by the Company. Additional risks not currently known to us or that we currently deem to be immaterial also may materially adversely affect the business, financial condition, results of operations and cash flows in future periods of the Company. The occurrence of any of these events could cause the trading price of our Common Stock to decline, perhaps significantly, and you therefore may lose all or part of your investment. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Relating to the Company’s Business and Industry

If we are not able to continue to attract students to purchase our courses and to increase the spending of our students, our business and prospects will be materially and adversely affected.

We generate revenues primarily from students paying for our online tutoring and after-school courses. Our ability to continue to attract students to purchase our online courses and to increase their spending are critical to the continued success and growth of our business. This in turn will depend on several factors, including our ability to recruit, train and retain high-quality teaching staff, continue to develop, adapt or enhance the quality of our course offerings to meet the evolving demands of our existing or prospective students, adapt our promotional activities to changes in market demand, regulatory regime and practices, enhance our brand equity and awareness to a broader base of potential customers, and effectively utilize the data insights from our online course offerings to refine our educational content offered and provide a more localized, personalized and effective learning experience to our students.

Our ability to retain existing students by improving students’ academic performance and delivering a satisfactory learning experience is also critical to the success of our business. Our ability to improve the academic performance of our students is related to the learning ability, attitude, efforts and time and resource commitments of each student, which are beyond our control. Students may feel dissatisfied with the quality of our educational content offerings and the teachers and student service staff they encounter during our courses or fail to perform up to expectation after attending our courses. In addition, our courses may not be able to satisfy all of our students’ requirements. Satisfaction with our courses may be affected by a number of factors, many of which may not relate to the quality or effectiveness of our course offerings. If students feel that we are not providing them the learning experience they have subscribed for, they may choose to withdraw from existing courses and seek refunds. In addition, the students who fail to improve their performance after attending our programs or have unsatisfactory learning experiences with us may also choose not to refer other students to us, which in turn may adversely affect the number of paid student enrollments.

All of these factors may contribute to reduced student engagement and increased challenges in attracting and enrolling prospective students. We must also manage our growth while maintaining consistent and high teaching quality, and respond effectively to competitive pressures. If we are unable to continue to attract and retain students to purchase our courses and to increase the spending of our students, our gross billings and net revenues may decline, which may have a material adverse effect on our business, financial condition and results of operations.

Our business depends on the continued success of our brand, and if we fail to maintain and enhance the recognition of our brand, we may face difficulty attracting students to our online after-school tutoring service, and our reputation and operating results may be harmed.

We believe that market awareness of our brand has contributed significantly to the success of our business. Maintaining and enhancing our brand is critical to our efforts to attract students to our online after-school tutoring service, which are in turn critical to our business. Our ability to maintain and enhance brand recognition and reputation depends primarily on the perceived effectiveness and quality of our services, as well as the success of our branding and marketing efforts. Failure to maintain and enhance our brand recognition could have a material and adverse effect on our business, operating results and financial condition. In recent years, we have devoted significant resources to our brand promotion efforts, but we cannot assure you that these efforts will be successful. If we are unable to further enhance our brand recognition, or if our brand image is negatively impacted by any negative publicity relating to our company, courses or teachers, regardless of its veracity, we may not be able to attract students to our online after-school tutoring service successfully or efficiently, and our business and results of operations may be materially and adversely affected.

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We face competition from established as well as other emerging companies, which could divert customers to our competition, result in pricing pressure, reduced operating margins, loss of market share, departure of qualified teachers and significantly reduce our revenue.

We expect existing competitors and new entrants to the online education market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other market participants introduce new or improved delivery of direct-to-consumer online learning and technology-enabled services that we cannot match or exceed in a timely or cost-effective manner, our ability to grow our revenue and achieve profitability could be compromised.

We compete against established companies as well as independent professionals in the education space. Some of our current and tangential and potential competitors have significantly greater financial resources than we do. Increased competition may result in competitive pressure for us or a decrease in our market share, which could negatively affect our revenue and future operating results and our ability to grow our business.

A number of competitive factors could cause us to lose potential opportunities or force us to offer our solutions on less favorable economic terms, including:

•	competitors may develop service offerings that students find to be more compelling than ours;
•	competitors may adopt more aggressive pricing policies and offer more attractive sales terms, adapt more quickly to new technologies and changes in student requirements;
•	competitors may offer better compensation to teachers or divert qualified teachers from our platform;
•

current and potential competitors may establish relationships among themselves or with third parties to enhance their products and expand their markets, and our industry is likely to see an increasing number of new entrants and increased consolidation. Accordingly, new competitors may emerge and rapidly acquire significant market share.

We may not be able to compete successfully against current and future competitors. In addition, competition may intensify as our competitors raise additional capital and as established companies in other market segments or geographic markets expand into our market segments or geographic markets. If we cannot compete successfully against our competitors, our ability to grow our business and achieve profitability could be impaired.

We face significant competition, which could increase our customer acquisition cost, cause us to lose students to our competitors, lead to pricing pressure and loss of market shares, and significantly reduce our net revenues.

The online education industry is competitive, especially in the core United States markets where we generate the majority of our revenue. We expect competition in this sector to persist. We face competition in each part of our service offerings from other online and offline educational service providers. Some of our current or future competitors may have longer operating histories, greater brand recognition, or greater financial, technical or marketing resources than we do. We compete with these education service providers across a range of factors, including, among others, high-quality content synchronized with local curriculum, textbook versions and academic assessment objectives, insights based on learning data and empowered by data analytics capabilities, application of a wide range of advanced technology in different educational scenarios, functions covering diversified educational scenarios and friendly user experience, effectiveness of customer services and sales and marketing efforts, and track record, trust and brand recognition. Our competitors may adopt similar curricula and marketing approaches, with different pricing and service packages that may have greater appeal than our offerings. In addition, some of our competitors may have more resources than we do and may be able to devote greater resources than we can to the development and promotion of their products and services and respond more quickly than we can to the changes in student preferences, testing materials, admission standards, market needs or new technologies. As a result, our course enrolment may decrease due to intense competition. If we reduce course fees or increase spending in response to competition in order to retain or attract students and high quality teaching staff, or pursue new market opportunities, our net revenues may decrease and our costs and expenses may increase as a result of such actions which may adversely affect our operating margins. If we are unable to successfully compete for students, maintain or increase our level of course fees, attract and retain competent teaching staff or other key personnel, maintain our competitiveness in terms of the quality of our education services in a cost-effective manner, we may lose our market share and our financial condition may be materially and adversely affected.

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If we are not able to continue to recruit, train and retain a sufficient number of qualified teachers, our business, financial conditions and operating results may be materially and adversely affected.

Our teachers are critical to maintaining the quality of our course offerings, the learning experience of our students and our brand and reputation. We seek to recruit high-quality teachers with strong education background and teaching skills who have a strong command of the subject areas to be taught and meet our qualifications. As we mainly offer courses in online 1 on 1 or 1 on 6 small-class format, we require a sufficient number of teachers to deliver our courses. The supply of educators in the United States with the necessary experience and qualifications to teach our courses is limited, and we must provide competitive pay to attract and retain them as recurring teachers for our courses.

We cannot assure that we will be able to continue recruit and retain a sufficient number of quality teachers in the future, and if we fail to do so, our teaching quality may be adversely affected. Departure of quality teachers may also reduce the attractiveness of our course offerings and negatively impact our paid student enrollments. We also need to provide on-going training to our teachers, to ensure that they stay abreast of changes in course materials, student demands and other changes and trends necessary to teach effectively. Furthermore, as we continue to develop new educational content, we may need to engage additional high-quality teachers with appropriate skill sets or backgrounds to deliver instructions effectively. We cannot guarantee that we will be able to effectively engage and train such teachers quickly, or at all. In addition, given other potentially more attractive opportunities for our high-quality teachers, over time some of them may choose to leave us. In the event such teachers join our competitors, students may decide to follow such quality teachers and enroll in their courses offered through other online education companies, which may weaken our competitive position in the industry.

Although we have not experienced major difficulties in engaging, training or retaining high-quality teachers in the past, we may not always be able to engage, train and retain a sufficient number of high-quality teachers to keep pace with our growth and our expansion into more comprehensive grade, subject matter and course material coverage, while maintaining consistent educational quality. We may also face significant competition in engaging high-quality teachers from our competitors or from other opportunities that are perceived as more desirable. A shortage of high-quality teachers, a decrease in the quality of our teachers’ performance, whether actual or perceived, or a significant increase in the cost to engage or retain high-quality teachers would have a material adverse effect on our business, financial condition and results of operations.

The vast majority of our teachers are engaged as independent contractors, not employees, and if federal or state law mandates that they be classified as employees, our business may be adversely impacted

We engage independent contractors and are subject to the federal laws and regulations, including but not limited to the IRS regulations, and applicable state laws and regulations regarding independent contractor classification. These regulations and guidelines are subject to judicial and agency interpretation, and it could be determined that the independent contractor classification is inapplicable to the nature of the relationship between us and the independent contractors. Our independent contractors are compensated based on the number of hours they teach, and they are responsible for their own expenses, as specified in formal contracts. These agreements also include indemnification clauses and confidentiality provisions.

If legal standards for classification of independent contractors change, it may be necessary to change our business model or modify our compensation structure for these roles.  This could include paying additional compensation, reimbursing expenses or meeting other requirements related to employees, versus independent contractors.  Such changes could increase our operational costs and potentially disrupt our business operations, adversely impacting our financial condition and results of operations.

Students may decide not to continue taking our courses for a number of reasons, including a perceived lack of improvement in their academic performance or general dissatisfaction with our courses, which may adversely affect our business, financial condition, results of operation and reputation.

The success of our business depends in large part on our ability to retain our students by delivering a satisfactory learning experience and improving their academic performance through our tutoring services, which represents the majority of our income. If students feel that we are not providing the experience they are seeking, they may choose to withdraw from existing courses and seek refunds. For example, our courses and teachers may fail to significantly improve a student’s academic performance. Student satisfaction with our programs may decline for a number of reasons, many of which may not reflect the effectiveness of our courses and teaching methods. A student’s learning experience may also suffer if his or her relationship with our teachers does not meet expectations. If a significant number of students fail to significantly improve their academic performance after taking our courses or if their learning experiences with us are unsatisfactory, they may not purchase additional courses from us or refer other students to us and our business, financial condition, results of operations and reputation would be adversely affected.

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We may not be successful in our expansion of courses in our exploration of additional educational services.

We offer comprehensive tutoring courses covering all core K-12 academic subjects and certain early childhood education courses. We offer our courses in online 1-on-1 and 1-on-6 small-class formats. We aim to continue to expand the coverage of our tutoring courses to cover additional subjects and more versions of different education curricula and textbooks within each subject matter and each grade. Expansions and upgrades to our existing products and courses may not be well received by our students and teachers, and newly introduced course offerings and educational content may not achieve success as expected. Our lack of experience with these new products and services may adversely affect our prospects and our ability to compete with the existing market players in any of these product and service categories. The development of new products, services and content could disrupt our ongoing business, disrupt our management’s attention, be costly and time-consuming and require us to make significant investments in research and product development, develop new technologies, and increase sales and marketing efforts, all of which may not be successful. We cannot assure you that any of such new products or services will achieve market acceptance or generate sufficient revenues to offset the costs and expenses incurred in relation to our development and promotion efforts. If we are unsuccessful in our expansion of after-school tutoring products or in our exploration of additional educational services due to financial constraints, failure to attract qualified personnel or other reasons, our business, financial condition and results of operations could be adversely affected.

We may not be able to maintain or increase our course fee levels.

Our results of operations are affected by the pricing of our online course offerings. At present, we offer three primary payment plans for our courses, which are generally charged under a credit system. A pre-paid credit package system that provides volume discounts for purchasing higher quantities of pre-paid credits in advance, a time based unlimited pass that can be purchased for a duration ranging from 1 to 12 months and competition preparation classes which are typically sold for a set duration (e.g., 30 hours). While we have increased our prices in the past, we cannot guarantee that we will be able to maintain or increase our prices in the future without adversely affecting the demand for our course offerings.

Many of our students are minors, which may subject us to significant and/or heightened litigation risks, regulatory scrutiny, and reputational damage.

Because of the nature of our business, many of our users are minors under the age of 18. As a result, we may be subject to additional laws and regulations that are applicable when businesses interact with children, such as the Children’s Online Privacy Protection Act (“COPPA”). Additionally, although transactions with minor children are ultimately authorized and paid for by a parent or guardian, these minor children may not have the capacity to enter into binding agreements or may have the ability to subsequently void contracts. As a result, we may not be able to enforce the terms of these agreements. An incident involving a child, and in particular an incident that has the potential to compromise the safety or privacy of a child, could garner negative attention, which could harm our brand or reputation and affect our business.

Tuition refunds or potential refund disputes may negatively affect our cash flows, financial condition, and reputation.

We generally offer refunds for unused credits from customers who purchase a credit package within 60 calendar days. The number of refund requests and the amount of refunds could be affected by a number of factors, many of which are beyond our control. These factors include, without limitation to, student dissatisfaction with our teaching quality and our educational content offerings, a perceived decline in our teaching quality due to the departure of popular teachers, privacy concerns relating to our services, negative publicity regarding us or online education in general. Any refund payments that we may be required to make to our students, as well as the expenses we could incur for processing refunds and resolving refund disputes, could be substantial and could adversely affect our business operations and financial condition. A high volume of refunds and refund disputes may also generate negative publicity that could harm our reputation.

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We will need to raise additional funds to execute on our current business plans. These funds may not be available to us when we need them on favorable terms or at all. If we cannot raise additional funds when needed, our operations and prospects could be negatively affected.

We expect to finance our operations and capital expenditures over the next twelve months primarily through existing cash balances, supplemented as necessary by funds that may become available through additional financing.

We intend to raise additional capital in connection with the Business Combination and through the issuance of equity, equity related or debt securities, secured loan facilities or through obtaining credit from government or financial institutions or commercial partners.

To the extent we seek to raise funds in the capital markets, our ability to do so will depend upon market conditions, and volatility in the capital markets. We cannot be certain that additional funds will be available to us on the timelines we may need, on favorable terms, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, cash flows, business and prospects could be materially adversely affected.

We have incurred, and in the future may continue to incur, net losses.

We experienced net losses of $843,048 and $433,055 in 2024 and 2023, respectively. We cannot assure you that we will be able to generate net profits or positive cash flow from operating activities in the future. Our ability to achieve profitability will depend in large part on our ability to increase our operating margin, either by growing our revenues at a rate faster than our operating expenses increase, or by reducing our operating expenses, especially our sales and market expenses, as a percentage of our net revenues. Accordingly, we intend to continue to invest in our branding and marketing activities to attract new students, improve our online and mobile platforms and data analytics capabilities to enhance student experience.

Our financial statements contain disclosure regarding the substantial doubt about our ability to continue as a going concern.

As of December 31, 2024, Class Over had a stockholders’ deficit of approximately $4,519,154. For the years ended December 31, 2024 and 2023, Class Over had losses from operations of $833,828 and $425,025. We do not know whether or when we will become profitable. Our annual and interim financial statements disclose and the report from our independent registered public accounting firm as of and for the years ended December 31, 2024 and 2023 includes an explanatory paragraph stating that the liquidity condition raises substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are not able to obtain sufficient funding, our business, prospects, financial condition and results of operations will be harmed, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors would lose part or all of their investment. Future reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern. If there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, or at all, and our business may be harmed.

Because of the numerous risks and uncertainties associated with our business plan, we are unable to accurately predict the timing or amount of expenses or when, or if, we will be able to achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of the Company’s securities and could impair our ability to raise capital, expand our business, maintain our research and development efforts or continue our operations. A decline in the value of the Company’s securities could also cause you to lose all or part of your investment.

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We have a limited operating history and operate in a rapidly evolving industry, which makes it difficult to evaluate our business and future prospects and increases the risk of your investment.

The Company was formed in 2024 to consummate the Business Combination and Class Over was founded in June 2020 and acquired by the Company in April 2025.  As a result, we have a limited operating history as an online education platform. As a result, there is limited information on which investors can base an evaluation of our business, strategy, operating plan, results and prospects. It is difficult to predict future revenues and appropriately budget for expenses, and we have limited insight into trends that may emerge and affect our business. We face substantial business and operational risks, including a relatively untested market strategy, all of which makes forecasting future business results particularly difficult and results in a significant level of execution risk.

We have grown rapidly and expect to continue to invest in our growth for the foreseeable future. If we fail to manage this growth effectively, the success of our business model will be compromised.

Although Class Over has incurred continuing losses from operations and net losses in the past few years, it has experienced rapid growth in sales, primarily driven by the fast growth of online education during the Covid-19 pandemic. Class Over’s revenues increased by 94% from $1,898,718 for the year ended December 31, 2022 to $3,675,604 in 2024. Our growth has placed, and will continue to place, a significant strain on our demand for more educators, customer and IT support staff, administrative and operating infrastructure, educational content development, sales and marketing capacities, facilities and other resources. To further expand our business operations, we need to attract more students, scale up our educational content offerings, increase our educational content development professionals and employees of other functions, as well as strengthen our technology and infrastructure. We will also be required to refine our operational, financial and management controls and reporting systems and procedures. If we fail to efficiently manage this expansion of our business, our costs and expenses may increase more than we plan and we may not successfully attract a sufficient number of students, educators and other personnel in a cost-effective manner, respond to competitive challenges, or otherwise execute our business strategies. In addition, we may, as part of carrying out our growth strategies, adopt new initiatives to offer additional courses and educational content and to implement new pricing models and strategies. We cannot assure you that these initiatives may achieve the anticipated results. These proposed changes may not be well received by our existing and prospective students, in which case their experience with our services may suffer, which could damage our reputation and business prospects.

Certain aspects of our business and ability to grow are seasonal and cyclical, which may cause our current business plans to change and our operating results and revenues to fluctuate. As a result, we may fail to meet the expectations of securities analysts and investors, which could cause Company’s stock price to decline.

Our operating results, revenues, and growth potential may fluctuate on a seasonal or cyclical basis, as well as from quarter to quarter and year to year. This seasonality can make our future performance difficult to predict and may cause our operating results for specific periods to fall below expectations.

Class Over typically experiences lower demand during the back-to-school season, which spans from late summer to early fall, as parents and students are focused on adjusting to new school schedules and routines. In contrast, we observe increased demand and higher revenues prior to the summer and winter breaks. During these periods, students have more available time for additional learning, and parents are more likely to seek out supplementary educational opportunities.

These seasonal patterns can result in variability in our financial performance, influencing our ability to forecast revenues and manage resources effectively. Understanding and managing these fluctuations is crucial for maintaining consistent growth and meeting market expectations.

As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the post-combination company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies. The development and implementation of the standards and controls necessary for the post-combination company to achieve the level of accounting standards required of a public company may require costs greater than expected. It is possible that the post-combination company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

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We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, we are subject to laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act, related regulations of the SEC and the requirements of Nasdaq, which Class Over was not required to comply with as a private company. As a newly public company as a result of the Business Combination, complying with these statutes, regulations and requirements will occupy a significant amount of time of our board of directors and management and significantly increases our costs and expenses. For example, we will have to institute a more comprehensive compliance function, comply with rules promulgated by Nasdaq and prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws. We will also have to retain and rely on outside counsel, accountants and third-party advisors to a greater degree in these activities. In addition, being subject to these rules and regulations may make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

Class Over has identified material weaknesses in its internal control over financial reporting as of December 31, 2024 and 2023, and we may identify additional material weaknesses in the future. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

During the course of preparing Class Over’s financial statements as of and for the years ended December 31, 2024 and 2023, certain material weaknesses in internal control over financial reporting were identified. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Specifically, Class Over did not design and maintain formal accounting policies, procedures and internal controls, and did not have the necessary resources in place to achieve complete, accurate and timely financial accounting, reporting and disclosures, including as it relates to (1) revenue recognition and (2) controls to achieve the appropriate segregation of duties within its accounting and finance systems. These deficiencies resulted in material adjustments to Class Over’s consolidated financial statements.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weaknesses. We intend to address these pervasive material weaknesses and expect to finalize and implement a remediation plan, which we believe will address the underlying causes. We have engaged external advisors with subject matter expertise and additional external resources to provide assistance in assessing the control environment and expect to further engage these external advisors to provide assistance with all elements of the internal controls over financial reporting program, including:

•	Expanding the accounting and finance functions of the Company by hiring additional employees within the accounting and finance department of the Company, which has not yet been initiated;
•	The engagement of a third-party firm to assist the Company in its debt and equity valuation methods and accounting processes;
•	The engagement of a third-party firm to assist the Company for its complex revenue and other transactions;
•	The implementation of additional controls relating to its revenue recognition and impairment process on a go forward basis; and
•	The development and implementation of formal duties, processes and responsibilities within the Company’s accounting and finance systems.

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These remediation measures may be time consuming, costly, and might place significant demands on our financial and operational resources. We do not know the specific time frame needed to fully remediate the material weaknesses identified.

We cannot assure you that these measures will significantly improve or remediate the material weaknesses described above. The implementation of these remediation measures is in the early stages and will require validation and testing of the design and operating effectiveness of our internal controls over a sustained period of financial reporting cycles and, as a result, the timing of when we will be able to fully remediate the material weaknesses is uncertain. If the steps we take do not remediate the material weaknesses in a timely manner, there could be a reasonable possibility that these control deficiencies or others may result in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis. This, in turn, could jeopardize our ability to comply with our reporting obligations, limit our ability to access the capital markets and adversely impact our stock price.

We and our independent registered public accounting firm were not required to perform an evaluation of our internal control over financial reporting as of December 31, 2024 and 2023, in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting as required by reporting requirements under Section 404 of the Sarbanes Oxley Act after the completion of the Business Combination.

Implementing any appropriate changes to our internal controls may distract our officers and employees, entail substantial costs to modify our existing processes and take significant time to complete. These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements on a timely basis may harm our stock price.

The dual-class structure of the Company’s Common Stock as contained in the Company’s amended and restated certificate of incorporation has the effect of concentrating voting control with those stockholders who held our capital stock prior to the Business Combination, including our directors, executive officers and their respective affiliates.

The Company’s Class A common Stock has twenty-five votes per share while the Company’s Common Stock has one vote per share. Hui Luo, the Company’s Chief Executive Officer, holds all of the Company’s Class A common stock.  Because of the twenty-five-to-one voting ratio between the Company’s Class A common stock and Company Common Stock, Ms. Luo controls a majority of the combined voting power of our Common Stock and therefore is able to control all matters submitted to the Company’s stockholders for approval. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future.

Our estimates of the size of our addressable market may prove to be inaccurate.

It is difficult to accurately estimate the size of the online education market and predict with certainty the rate at which the market for our products will grow, if at all. While our market size estimate was made in good faith and is based on assumptions and estimates we believe to be reasonable, this estimate may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

We face risks related to natural and other disasters, health epidemics, and other extraordinary events, such as the COVID-19 pandemic, which could significantly disrupt our operations.

Our business could be materially affected by natural disasters, other health epidemics or other public safety concerns affecting the United States. Natural disasters may give rise to server interruptions, breakdowns, system failures, technology platform failures, internet failures or other operation interruptions for us and our service providers, which could cause the loss or corruption of data or malfunction of software or hardware as well as adversely affect our ability and the ability of our service providers to conduct daily operations and to deliver our products and course offerings. Our business could also be adversely affected if employees of ours or our service providers are affected by health epidemics. In addition, our results of operations could be adversely affected to the extent that any health epidemic harms the US economy in general.

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We may be exposed to cyberattacks, denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, and social engineering (including phishing) and other cybersecurity threats that may impact our networks or systems.

Cyberattacks, including through the use of malware, computer viruses, distributed denial of services attacks, ransomware attacks, credential harvesting, social engineering and other means for obtaining unauthorized access to or disrupting the operation of our networks and systems could have a material adverse effect on our operations. Cyberattacks can cause equipment or network failures, loss or corruption of information, including personal information or our customers’ proprietary information, as well as disruption to our operations, which could result in significant expenses, potential investigations and legal liability, and reputational damage. The development and maintenance of systems to prevent such attacks is costly and requires ongoing monitoring, updating and personnel. While, to date, we have not knowingly been subject to cyberattacks that, individually or in aggregate, have been material to our operations or financial condition, the preventive actions we take to reduce the risks associated with cyberattacks may be insufficient to repel or mitigate the effects of a major cyberattack in the future.

Changes in laws or regulations relating to consumer data privacy could materially and adversely affect our business.

Class Over, as an online tutoring and afterschool service, must adhere to a set of specific regulations that govern educational practices, data privacy, and consumer protection in the United States. The regulatory landscape is influenced heavily by both federal and state laws, creating a multifaceted compliance environment.

At the federal level, the COPPA is particularly critical for services like Class Over that engage with children under the age of 13. COPPA requires such services to obtain verifiable parental consent before collecting personal information from children. This act also mandates clear disclosure of how the collected information is used and shared, ensuring that parents have control over their children's personal data. Additionally, the Family Educational Rights and Privacy Act protects the privacy of student education records and provides parents with certain rights regarding their children's educational information, which transfers to the students themselves once they reach the age of 18 or attend a school beyond the high school level.

State regulations can introduce additional complexities. For instance, California’s Consumer Privacy Act  and the more recent California Privacy Rights Act (Cenhance privacy rights and consumer protection for residents of California, including stricter data handling protocols that Class Over must follow. These laws not only affect companies based in California but also those operating or collecting data from California residents, thus impacting our operations nationwide due to the online nature of its services.

If we are unable to effectively navigate these regulatory requirements, it could have a material adverse effect on our operations.

Failure to maintain the trademark for the name "Classover" and our business logo could materially and adversely affect our business.

In March 2025, we secured the trademark “Classover” from the United States Patent and Trademark Office.  As of the date of this prospectus, we have not yet registered trademarks for our brand and logo. Our name, logo, and other marks are integral to distinguishing our brand in the market, and any inability to maintain these trademarks could adversely affect our business and reputation among customers.

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The Charter provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with Company or its directors, officers, employees or stockholders.

The Charter requires, to the fullest extent permitted by law, that derivative actions brought in the Company’s name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel; provided that the Company’s stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder and can therefore bring claims for breach of these provisions in any appropriate forum. Notwithstanding the foregoing, the Court of Chancery of the State of Delaware shall not be the sole and exclusive forum for any of the following actions: (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act or the Exchange Act or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and consented to the forum provisions in the Charter.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

Changes in applicable tax laws, regulations or administrative interpretations thereof may materially adversely affect our financial condition, results of operations and cash flows.

We could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “TCJA”), enacted in December 2017, resulted in fundamental changes to the Code, including, among many other things, a reduction to the U.S. federal corporate income tax rate, a limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on the use of net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), enacted on March 27, 2020, relaxed certain of the limitations imposed by the TCJA for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the TCJA and the CARES Act for future years is difficult to quantify, but these changes could materially adversely affect holders of our common stock. In addition, on August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which among other things, imposes a 1% excise tax on the fair market value of stock repurchased by “covered corporations” beginning in 2023. Other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest or effect other changes that could have a material adverse effect on our business, results of operations and financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, our effective tax rate and tax liability are based on the application of current income tax laws, regulations, and treaties. These laws, regulations and treaties are complex, and the manner in which they apply to the Company and its diverse set of business arrangements is often open to interpretation. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets. The tax authorities could challenge our interpretation of laws, regulations, and treaties, resulting in additional tax liability or adjustment to its income tax provision that could increase its effective tax rate. Changes to tax laws may also adversely affect our ability to attract and retain key personnel.

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Public Company and Financial Reporting Risks

We will incur increased costs and obligations as a result of being a public company.

As a publicly traded company, we are incurring and will continue to incur significant legal, accounting and other expenses that we were not required to incur in the recent past, particularly after we are no longer an “emerging growth company” as defined under the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act, and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that our board of directors and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue generating activities.

Furthermore, the need to establish the corporate infrastructure required of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and any rules promulgated thereunder, as well as the rules of Nasdaq. The requirements of these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight are required, and, as a result, management’s attention may be diverted from other business concerns. These rules and regulations can also make it more difficult for us to attract and retain qualified independent members of our board of directors. Additionally, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. The increased costs of compliance with public company reporting requirements and our potential failure to satisfy these requirements could have a material adverse effect on our operations, business, financial condition or results of operations.

If we fail to establish and maintain proper and effective internal control over financial reporting, as a public company, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our Common Stock may decline.

Pursuant to Section 404 of the Sarbanes-Oxley Act, following consummation of the Business Combination, the report by management on internal control over financial reporting is on Classover’s financial reporting and internal controls (as accounting acquirer). Once we no longer qualify as an “emerging growth company,” an attestation of the independent registered public accounting firm will also be required. The rules governing the standards that must be met for management to assess internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Classover has not historically had to comply with all of these rules, and to comply with the Sarbanes-Oxley Act, the requirements of being a reporting company under the Exchange Act and any complex accounting rules in the future, Classover may need to upgrade its legacy information technology systems, implement additional financial and management controls, reporting systems and procedures, and hire additional accounting and finance staff.

If we are unable to hire the additional accounting and finance staff necessary to comply with these requirements, we may need to continue to utilize outside consultants. If we or, if required, our independent registered public accounting firm, are unable to conclude that our internal controls over financial reporting are effective, investors may lose confidence in our financial reporting, which could negatively impact the price of our securities.

We cannot assure you that there will not be material weaknesses in our internal control over financial reporting now or in the future. We have not previously been required to conduct such an internal control evaluation and assessment. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines that we have a material weakness in our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Common Stock could decline, and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

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Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are now subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make the Company’s securities less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) ending December 31, 2030, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We are taking advantage of the exemptions from various reporting requirements that are applicable to most other public companies, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our common stock less attractive to investors.

We are a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act. As a smaller reporting company, it is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find the Company Common Stock less attractive as a result of our smaller reporting company status. If some investors find the Company Common Stock less attractive, there may be a less active trading market for the Company Common Stock and the share price may be more volatile.

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Risks Relating to Ownership of our Common Stock

Our stock price may be volatile and may decline regardless of our operating performance.

The market price of our Common Stock may fluctuate significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and results of operations;

•	the financial projections we may provide to the public, any changes in these projections or its failure to meet these projections;

•	failure of securities analysts to maintain coverage of us, changes in financial estimates or ratings by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

•	changes in operating performance and stock market valuations of other retail or technology companies generally, or those in the cannabis industry in particular;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	trading volume of our Common Stock;

•	the inclusion, exclusion or removal of our Common Stock from any indices;

•	changes in our board of directors or management;

•	transactions in our Common Stock by directors, officers, affiliates and other major investors;

•	lawsuits threatened or filed against us;

•	changes in laws or regulations applicable to our business;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving our Common Stock;

•	general economic conditions in the United States;

•	pandemics or other public health crises;

•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•	the other factors described in this “Risk Factors” section.

The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources, and harm our business, financial condition, and results of operations.

Our stock price may be exposed to additional risks because our business became a public company through a “de-SPAC” transaction. In the past, there has been increased focus by government agencies on transactions such as the Business Combination, and that increased focus may continue, and we may be subject to increased scrutiny by the SEC and other government agencies and holders of our securities as a result, which could adversely affect the price of our Common Stock.

An active trading market for our Common Stock and Public Warrants may not be sustained.

Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “KIDZ” and “KIDZW,” respectively.  We cannot assure you that an active trading market for our Common Stock and Public Warrants will be sustained. Accordingly, we cannot assure you of the liquidity of any trading market, your ability to sell your securities when desired or the prices that you may obtain for your securities.

Future sales of shares by existing stockholders could cause our stock price to decline.

If our existing stockholders sell or indicate an intention to sell substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline. In addition, our outstanding shares of restricted stock will become eligible for sale to the extent permitted by the provisions of various vesting agreements and Rule 144 of the Securities Act (“Rule 144”). All the shares of Common Stock issued or reserved for issuance under the Company’s 2024 Plan are expected to be registered on Form S-8 under the Securities Act and such shares will be eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our Common Stock could decline.

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If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business, or its market, or if they change their recommendations regarding our Common Stock adversely, the trading price or trading volume of our Common Stock could decline.

The trading market for our Common Stock is influenced in part by the research and reports that securities or industry analysts may publish about us, its business, our market, or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Common Stock, provide a more favorable recommendation about our competitors, or publish inaccurate or unfavorable research about our business, the trading price of our Common Stock would likely decline. In addition, we currently expect that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our stock price may decline if our actual results do not match the projections of these securities research analysts. While we expect research analyst coverage, if no analysts commence or maintain coverage of us, the trading price and volume for our Common Stock could be adversely affected. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our Common Stock to decline.

We may become involved in litigation, including securities class action litigation relating to the Business Combination that may materially adversely affect us.

In the past, legal proceedings have been initiated against businesses that became a public company through a “de-SPAC” transaction.  Accordingly, it is possible that we may become involved in legal proceedings relating to the Business Combination. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.  Any adverse determination in litigation could also subject the Company to significant liabilities.

We do not intend to pay dividends for the foreseeable future.

We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends may be limited by our outstanding preferred stock and covenants of any existing and future outstanding indebtedness. We do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future.  As a result, you may not receive any return on an investment in our Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.

We may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Common Stock.

Subject to any restrictions contained in the documents governing our outstanding preferred stock, we may issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

Additionally, the preferred stock is convertible into Common Stock pursuant to its terms and contain adjustment features that could increase the number of shares issuable upon conversion of such securities.

Our issuance of additional shares of Common Stock or other equity securities of equal or senior rank would have the following effects:

•	Our existing stockholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available per share, including for payment of dividends (if any) in the future, may decrease;

•	the relative voting strength of each previously outstanding share of Common Stock may be diminished; and

•	the market price of our shares of Common Stock may decline.

.

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USE OF PROCEEDS

All shares of our Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $201.3 million from the issuance of Common Stock offered hereby upon the exercise of all outstanding Public Warrants, assuming the exercise in full of such Public Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Public Warrants for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the Public Warrants.  There is no assurance that the holders of the Public Warrants will elect to exercise any or all of the Public Warrants.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements are based on the historical financial information of BFAC for the years ended December 31, 2024 and 2023, adjusted to give effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 combines the unaudited condensed historical balance sheet of BFAC as of December 31, 2024 with the audited historical condensed consolidated balance sheet of Class Over and our audited condensed consolidated balance sheet as of December 31, 2024, giving effect to the Business Combination as if it had been consummated as of that date.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 combines the unaudited historical condensed statement of operations of BFAC for year ended December 31, 2024 with the audited historical condensed consolidated statement of operations of Class Over for the year ended December 31, 2024, and the audited historical condensed consolidated statement of operations of the Company for the period from inception to December 31, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 combines the audited historical condensed statement of operations of BFAC for year ended December 31, 2023 with the audited historical condensed consolidated statement of operations of Class Over for the year ended December 31, 2023, giving effect to the Business Combination as if it had occurred as of January 1, 2023.

Notwithstanding the legal form of the Business Combination, the Business Combination has been accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, BFAC has been treated as the acquired company and we have been treated as the acquirer for financial statement reporting purposes.

The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only.

The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. BFAC and Class Over did not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared giving pro forma effect to historical financials using the actual redemptions at Closing, in which case 3,514,769 of BFAC’s 3,683,125 Public Shares subject to redemption were redeemed at a pro forma per price of approximately $11.49 per share as of December 31, 2024, resulting in an aggregate payment of approximately $40.38 million out of the Trust Account. The pro forma outstanding Common Stock of the Company immediately after the Business Combination based on the actual redemption scenario (which amounts are based on information as of December 31, 2024, as adjusted for events that relate to material transactions consummated after such date through the date hereof) is as follows:

	Pro Forma Combined
	Assuming Actual Redemptions
	Number of Common Shares	%
BFAC public shares	168,356	0.8%
BFAC founder shares (including non-redeemable Class A shares held by founders)	8,625,000	38.7%
Mrs. Hui Luo – Company founder and shareholder (super voting class)	6,535,014	29.3%
The rest of Class Over shareholders and note holders	5,964,986	26.8%
Shares issued to advisors	975,000	4.4%
Total common shares outstanding*	22,268,356	100.0%

* Not including 1,000,000 Series A preferred shares to be issued to Class Over shareholders as part of the merger consideration at business combination, and 2,400 Series B preferred shares to be issued to PIPE Investors at business combination as the initial installment of PIPE Financing.

The historical financial information of BFAC was derived from the unaudited condensed financial statements of BFAC as of and for the year ended December 31, 2024, as well as the audited condensed financial statements of BFAC as of and for the year ended December 31, 2023. The historical financial information of the Company was derived from the audited condensed consolidated financial statements of the Company as of and for the period from inception to December 31, 2024. The historical financial information of Class Over was derived from the audited condensed financial statements of the Company as of and for the years ended December 31, 2024 and 2023.

The information is only a summary and should be read together with BFAC’s, Class Over’s, and the Company’s audited and unaudited financial statements and related notes, “Classover’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in its prospectus.

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination and the related transactions. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

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Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024

				Actual Redemption Scenario
	Classover	BFAC	Pubco	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS

Current assets:
Cash	$50,682	$1,815	$2	42,302,760	(A)	2,548,228
				(40,384,696	)(B)
				(544,428	)(E)
				(616,045	)(F)
				(511,860	)(H)
				2,250,000	(K)
				(2	)(L)
Prepayments and other current assets	15,557	-	-			15,557
Due from related parties	8,251	-	-			8,251

Total current assets	$74,490	$1,815	$2			2,572,036

Noncurrent assets:
Cash held in trust account	-	42,302,760	-	(42,302,760	)(A)	-
Property and equipment, net	218,617	-	-			218,617
Operating lease right-of-use assets, net	1,552,242	-	-			1,552,242

Total noncurrent assets	1,770,859	42,302,760	-			1,770,859

TOTAL ASSETS	$1,845,349	$42,304,575	$2			$4,342,895

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable	$7,200	$-	$-			$7,200
Interest payable	19,072	-	-			19,072
Deferred revenues	2,719,091	-	-			2,719,091
Due to related parties	249,545	312,087	-	(312,087	)(H)	249,545
Operating lease liabilities - current	314,685	-	-			314,685
Accrued liabilities and other payables	63,415	199,773	238	(199,773	)(H)	63,415
				(238	)(L)

Total current liabilities	3,373,008	511,860	238			3,373,008

Noncurrent liabilities:
Convertible notes payable	1,750,000	-	-	(1,750,000	)(G)	-
Operating lease liabilities - noncurrent	1,241,495	-	-			1,241,495
Warrant liability	-	431,250	-			431,250

Total noncurrent liabilities	2,991,495	431,250	-			1,672,745

TOTAL LIABILITIES	$6,364,503	$943,110	$238			$5,045,753

Commitments and contingencies
Class A ordinary share subject to possible redemption	-	42,302,501	-	(42,302,501	)(B)

Stockholder's equity:
Classover's Ordinary shares, $0.0001 par value	158	-	-	(158	)(G)	-
BFAC Class A Ordinary shares, $0.0001 par value	-	200	-	(200	)(J)	-
BFAC Class B Ordinary shares, $0.0001 par value	-	663	-	(663	)(D)	-
Pubco Class B Ordinary Shares, $0.0001 par value	-	-	1	(1	)(L)	-
New issuance of Company Series A Preferred shares, $0.0001 par value	-	-	-	100	(G)	100
New issuance of Company Series B Preferred shares, $0.0001 par value	-	-	-	1	(K)	1
New issuance of Company Class B Ordinary shares, $0.0001 par value	-	-	-	17	(B)	1,574
				663	(D)
				694	(G)
				200	(J)
New issuance of Company Class A Ordinary shares, $0.0001 par value	-	-	-	654	(G)	654
Additional paid-in capital	80,412	2,438,872	1	1,917,788	(B)	5,055,011
				1,748,710	(G)
				(3,380,771	)(I)
				2,249,999	(K)
				(1	)(L)
Retained earnings (Accumulated deficit)	(4,599,724)	(3,380,771)	(238)	(544,428	)(E)	(5,760,197)
				(616,045	)(F)
				3,380,771	(I)
				238	(L)

Total stockholder's equity	(4,519,154)	(941,036)	(236)			(702,858)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$1,845,349	$42,304,575	$2			$4,342,895

See accompanying notes to the unaudited pro forma combined financial information.

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

				Actual Redemption Scenario
	Classover	BFAC	Pubco	Transaction Accounting Adjustments		Pro Forma Combined

Revenues:
Service revenues	$3,375,604	$-	$-			$3,375,604
Consulting revenues (related party)	300,000	-	-			300,000

Total revenues	3,675,604	-	-			3,675,604

Cost of revenues:
Cost of revenues	1,616,428	-	-			1,616,428

Total cost of revenues		-	-			1,616,428

Gross profit	2,059,176	-	-			2,059,176

Operating expenses:
Selling and marketing	657,003	-	-			657,003
General and administrative	2,196,747	561,738	238	(238	)EE	2,758,485
Research and development	39,254	-	-			39,254

Total operating expenses	2,893,004	561,738	238			3,454,742

(Loss) from operations	$(833,828)	$(561,738)	$(238)			(1,395,566)

Other Income (Expense)
Interest Income (Expense)	(9,220)	2,229,081	-	(2,229,081	)AA	(9,220)
Change in fair value of warrants	-	1,447,044	-			1,447,044
(Loss) on promissory note - related party	-	(7,306)	-			(7,306)
Debt forgiveness	-	1,606,901	-			1,606,901

Total other income (expense)	(9,220)	5,275,720	-			3,037,419

Income (Loss) before provision for income taxes	(843,048)	4,713,982	(238)			1,641,853
Provision for income taxes	-	-	-			-

Net income (loss)	$(843,048)	$4,713,982	$(238)			1,641,853

Net loss per share - basic and diluted	(0.53)	0.34	(2.38)			0.07
Weighted average shares outstanding - basic and diluted*	1,576,995	13,795,599	100	6,895,662	DD	22,268,356

See accompanying notes to the unaudited pro forma combined financial information.

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

			Assuming Actual Redemption Scenario
	Classover	BFAC	Transaction Accounting Adjustments		Pro Forma Combined

Revenues:
Service revenues	$2,996,835	$-			2,996,835
Consulting revenues (related party)	100,000	-			100,000

Total revenues	3,096,835	-			3,096,835

Cost of revenues:
Cost of revenues	1,437,979	-			1,437,979

Total cost of revenues	1,437,979	-			1,437,979

Gross profit	1,658,856	-			1,658,856

Operating expenses:
Selling and marketing	505,518	-			505,518
General and administrative	1,551,633	3,430,328	544,428	BB	6,142,434
			616,045	CC
Research and development	26,730	-			26,730

Total operating expenses	2,083,881	3,430,328			6,674,682

(Loss) from operations	$(425,025)	$(3,430,328)			(5,015,826)

Other Income (Expense)
Interest Income (Expense)	(8,030)	9,953,034	(9,953,034	)AA	(8,030)
Change in fair value of warrants	-	(1,260,642)			(1,260,642)
(Loss) on promissory note - related party	-	(76,149)			(76,149)
Debt forgiveness	-	80,059			80,059

Total other income (expense)	(8,030)	8,696,302			(1,264,762)

Income (Loss) before provision for income taxes	(433,055)	5,265,974			(6,280,588)
Provision for income taxes	-	-			-

Net income (loss)	$(433,055)	$5,265,974			(6,280,588)

Net loss per share - basic and diluted	(0.29)	0.18			(0.28)
Weighted average shares outstanding - basic and diluted*	1,500,000	29,318,851	(8,550,495	)DD	22,268,356

See accompanying notes to the unaudited pro forma combined financial information.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination has been accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, BFAC has been treated as the “acquired” company for financial reporting purposes. This determination is primarily based on Class Over’s stockholders being expected to comprise 94.55% of the voting power of the Company under the redemption scenarios, respectively, after considering the 25:1 voting power of the Class A shares that Ms. Hui Luo owns after the Business Combination, directors appointed by Class Over constituting four of the five members of the Company’s board of directors, the Company’s operations prior to the transaction comprising the only ongoing operations of the Company, and Class Over’s senior management comprising all of the senior management of the Company.

Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of Class Over with the Business Combination treated as the equivalent of the Company issuing stock for the net assets of BFAC, accompanied by a recapitalization. The net assets of BFAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Class Over in future reports of the Company.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 gives pro forma effect to the Business Combination and the other events contemplated by the Business Combination Agreement as if they had been consummated on December 31, 2024. The unaudited pro forma condensed combined statements of operations for the for the years ended December 31, 2024 and 2023, give pro forma effect to the Business Combination and the other transactions contemplated by the Business Combination Agreement as if they had been consummated on January 1, 2023.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•	the historical unaudited financial statements of BFAC as of December 21, 2024;

•	the historical audited financial statements of BFAC as of December 31, 2023;

•	the historical audited consolidated financial statements of Class Over as of and for the year ended December 31, 2024;

•	the historical audited consolidated financial statements of Class Over as of and for the year ended December 31, 2023;

•	the historical audited consolidated financial statements of the Company as of and for the period from inception to December 31, 2024; and

•

other information relating to BFAC, Class Over, and the Company contained in this prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under certain proposals.

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Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

 One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the Business Combination are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the Company’s retained earnings or additional paid-in capital, and are assumed to be either cash settled or settled in shares. Please refer to Note 2.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 are as follows:

(A)	Reflects the liquidation and reclassification of $42,302,760 of cash held in the Trust Account to cash and cash equivalents that becomes available for general use by the Company following the Closing.

(B)

Represents the actual redemption scenario in which 3,514,769  BFAC public ordinary shares are redeemed at a redemption price of approximately $11.49 per share, the remaining 168,356 shares are reclassified to permanent equity immediately prior to the Closing

(C)	N/A

(D)	Reflects the conversion of 6,625,000 BFAC Class B founder shares to the Company’s Class B common stock on a one-on-one basis.

(E)

Represents preliminary estimated transaction costs to be incurred by BFAC of approximately $922,000, inclusive of advisory, legal, accounting, SEC registration, proxy service, and printing fees that are incurred in connection with the Transactions, $377,572 has been accrued as of December 31, 2024. Transaction cost that already accrued as of December 31, 2024 is recorded as a reduction of accrued liabilities; Transaction cost that is expected to be paid prior to the Closing in the amount of $544,428 is recorded as general expenses and a reduction of retained earnings. Transaction cost expensed through retained earnings are included in the unaudited pro forma condensed combined statement of operations.

(F)

Represents preliminary estimated transaction costs to be incurred by Class Over of approximately $1,000,000, inclusive of advisory, legal, accounting, and printing fees that are incurred in connection with the Transactions, $383,955 has been accrued and paid as of December 31, 2024, which has been reflected in Class Over's historical statement of operations; Transaction cost that is expected to be paid prior to the Closing in the amount of $616,045 is recorded as general expenses and a reduction of retained earnings. Transaction cost expensed through retained earnings are included in the unaudited pro forma condensed combined statement of operations.

(G)

Reflects the recapitalization through 1) issuance of 12,500,000 shares of the Company’s common stock in exchange for Class Over’s common stock shareholder and convertible debt holders, including 6,535,014 Class A super voting shares to the founder, and 5,964,986 Class B shares to the rest of Classover shareholders and noteholders, 2) the issuance of 1,000,000 Series A Preferred Stock and 3) the issuance of 975,000 ordinary shares to advisors at the Closing. The amount is allocated to ordinary shares at $0.0001 per share, and the difference between historical book value of Class Over’s common stock and the amount allocated to ordinary shares are then charged to additional paid-in capital. The Company’s new shares are issued at $10.00 per share.

34

(H)	Reflects the payment of BFAC's accrued liabilities and due to related parties at closing.

(I)

Reflects the reclassification of BFAC’s historical accumulated deficit to additional paid-in capital. Adjustment is made to the extend that paid-in capital would not be negative under maximum redemption scenario.

(J)	Reflects the conversion of 2,000,000 BFAC Class A non-redeemable shares to Class B common stock on a one-on-one basis.

(K)

Reflects an issuance of 2,400 Series B preferred shares to the PIPE Investor at the closing of the Business Combination in exchange for an aggregate net amount investment of $2.25 million. The issuance is the first installment of the three-installment $5 million PIPE Financing pursuant to the PIPE Agreement which was executed on November 22, 2024. Of the $5.0 million investment: (i) 2,400 shares shall be issued upon consummation of the Business Combination; (ii) up to 1,600 shares shall be issued upon exercise of the First Preferred Warrants; and (iii) up to 1,000 shares shall be issued upon exercise of the Second Preferred Warrants. The Preferred Warrants expire on the 12-month anniversary of the consummation of the business combination and have an initial exercise price of $1,000, subject to adjustment as set forth therein. The Company has determined that the second two installments are not material probable transactions (because neither are guaranteed to be consummated) and thus excluded them from the pro forma.

(L)	Reflects elimination between BFAC and its subsidiaries.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2024

The adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2024 are as follows:

(AA)	Represents the elimination of interest income related to the investments held in the BFAC Trust Account.

(DD)

Represents the calculation of net income per share using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred as of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

(EE)	Reflects elimination between BFAC and its subsidiaries.

35

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2023

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:

(AA)	Represents the elimination of interest income related to the investments held in the BFAC Trust Account.

(BB)	Represents preliminary estimated transaction costs to be incurred by BFAC of approximately $544,428 in connection with the Business Combination. Please refer to Note 2 (E)

(CC)	Represents preliminary estimated transaction costs to be incurred by Class Over of approximately $616,045 in connection with the Business Combination. Please refer to Note 2 (F)

(DD)

Represents the calculation of net income per share using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred as of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

3. Net Income per Share

Net income per share is calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred as of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared assuming no redemptions scenario and maximum redemptions scenario.

	Assuming Actual Redemption Scenario
	Year Ended December 31, 2024		Year Ended December 31, 2023
Pro forma net income attributable to common shareholders	1,641,853		(6,280,588)
Weighted average shares outstanding – basic and diluted	22,268,356		22,268,356
Net income per share – basic and diluted	0.07		(0.28)
Weighted average shares outstanding – basic and diluted
BFAC redeemable public shares	168,356	0.8%	168,356	0.8%
BFAC founder shares (including non-redeemable Class A shares held by founders)	8,625,000	38.7%	8,625,000	38.7%
Mrs. Hui Luo - founder and shareholder of Classover (super voting class)	6,535,014	29.3%	6,535,014	29.3%
Remaining Classover's shareholders and note holders	5,964,986	26.8%	5,964,986	26.8%
Shares issued to advisors	975,000	4.4%	975,000	4.4%
Total	22,268,356	100.0%	22,268,356	100.0%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are an online enrichment class platform that offers over 40 courses taught by experienced, independent educators. Our program caters to children aged 4 to 17, providing personalized attention and a supportive learning environment. Unlike traditional classes, we give students the unique opportunity to explore their interest in-depth via interactive, live streaming courses with flexible time slots. Although we have incurred continuing losses from operations and net losses in the past few years, our business has experienced continuous growth in sales. Our total revenue increased by $578,769, or 19%, from $3,096,835 for the year ended December 31, 2023, to $3,675,604 for the year ended December 31, 2024. Our gross profit increased by $400,320, from $1,658,856 for the year ended December 31, 2023, to $2,059,176 for the year ended December 31, 2024. Gross profit margin increased from 54% for the year ended December 31, 2023 to 56% for the year ended December 31, 2024.

Business Model

We understand that it is easier to learn when students are interested, so we highlight variety in our business model. Our platform offers a wide breadth of affordable enrichment programs including language, science, technology, engineering, arts, mathematics, music, and many more. Since our platform handles enrollments, record keeping, and many other tasks that usually take up educators’ time, our educator can focus on sharing knowledge about topics they love with our students.

We analyze data gathered on our platform to better determine our students’ most relevant needs, helping us match them with relevant courses and learning paths, thereby driving higher satisfaction. Once a learner enrolls in a course, we strive to provide an effective learning experience through tutoring, assessments, Q&As, and interactive exercises.

We provide time-based subscriptions and credit-based subscriptions to our online courses. For time-based subscriptions, we provide students with unlimited access to our courses for a specified period of time. For credit-based subscriptions, we offer our students the flexibility to take courses at any time up to the limit of their prepaid balance.

Key Factors Affecting Our Performance

Our results of operations and financial condition have been, and will continue to be, affected by a number of factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and elsewhere in this prospectus.

Ability to attract new registered users base

Our business model is dependent upon our ability to grow and maintain a large user base. As of December 31, 2024 and 2023, we have 61,387 and 38,954 registered users, respectively.

"Registered users" are individuals who have signed up and created an account on our platform. This group includes all users who access our services, regardless of whether they have made a financial commitment to our offerings. Registered users may take advantage of free trials, access limited content, or use basic features available at no cost. While registered users do not directly contribute to subscription revenue, they play a crucial role in the overall revenue strategy by expanding the potential market. They provide a pool of potential customers who can be converted into paying customers through targeted marketing and engagement strategies. Additionally, registered users might generate revenue through advertisements, in-app purchases, or by upgrading to paid plans.

Ability to retain customer relationships

Our future revenue growth will also depend on our ability to retain existing customers and deepen engagement with our user base over time.

37

Ability to attract and retain high quality independent teacher contractors

We believe that students are attracted to us largely because of the high quality and wide selection of enrichment and academic lessons offered by our high quality independent teacher contractors, and that continuing to attract and retain many high quality educator partners will be an important factor in attracting registered users and paid subscribers and increasing our revenue over time. We believe that our reach, reputation, and compensation packages provide an attractive value proposition for educators to partner with us to develop and distribute enrichment content. To be the platform of choice for educator partners, we continue to invest in increasing the size and engagement of our user base, improving recommendation and personalization features, and developing marketing capabilities that drive higher conversions. As of December 31, 2024 and 2023, we have 936 and 731 educator partners working with us, respectively.

Operating Efficiency

Our ability to maintain and increase profitability also depends on our ability to effectively control our costs and expenses. The significant component of our cost of revenues is the compensation expense to our educators. Our gross profit margin increased from 54% for the year ended December 31, 2023 to 56% for the year ended December 31, 2024 due to the optimization of class size. We pay our educators based on the number of hours they teach. In addition, we initiated time limit on certain courses, which encouraged students to pick courses in a shorter period of time, which also lead to an increase in the number of students in each class. However, to ensure quality of our online courses, we generally maintain a student to teacher ratio within 6:1.

Key Components of Results of Operations

Revenues

We have three predominant sources of revenue : (i) time-based subscriptions, (ii) credit-based subscriptions to our online courses and (iii) marketing consulting services. Customers are required to pay in advance to enroll for courses. In 2023, we started generating consulting revenue by providing marketing consulting services.

Cost of revenues

Cost of revenue consists of streaming services, third-party payment processing fees, and compensation for teachers and certain employees.

Selling expenses

Selling expenses consist primarily of advertising costs on social media platforms such as Google and WeChat.

General and administrative expenses

General and administrative expenses consist primarily of (i) compensation for our management and administrative personnel, (ii) expenses in connection with operation supporting functions such as legal, accounting, consulting, and other professional service fees, and (iii) office rental, depreciation, and other administrative related expenses.

Research and Development Expenses

Our research and development expenses include compensation-related expenses to the outsourced subcontractors for maintenance of our online learning platform.

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Results of Operations

For the years ended December 31, 2024 and 2023

The following table summarizes our results of operations for the years presented. The results below are not necessarily indicative of results to be expected for future periods.

	For the year ended December 31, 2024	For the year ended December 31, 2023	Variance $	Variance %

Revenues:
Service revenues	$3,375,604	$2,996,835	$378,769	13%
Consulting revenues (related party)	300,000	100,000	200,000	200%

Total revenues	3,675,604	3,096,835	578,769	19%

Cost of revenues:
Cost of revenues	1,616,428	1,437,979	178,449	12%

Total cost of revenues	1,616,428	1,437,979	178,449	12%

Gross profit	2,059,176	1,658,856	400,320	24%

Operating expenses:
Selling and marketing	657,003	505,518	151,485	30%
General and administrative	2,196,747	1,551,633	634,639	41%
Research and development	39,254	26,730	12,524	47%

Total operating expenses	2,893,004	2,083,881	798,648	38%

(Loss) from operations	$(833,828)	$(425,025)	(398,328)	94%

Interest and Other expense	(9,220)	(8,030)	(1,117)	14%

(Loss) before provision for income taxes	(843,048)	(433,055)	(399,445)	92%
Provision for income taxes	-	-	-	-

Net (loss)	$(843,048)	$(433,055)	(399,445)	92%

Revenue

The summary information by revenue stream are as follows:

	For the year ended December 31,		Variance	Variance
	2024	2023	Amount	%
Service revenues	$3,375,604	$2,996,835	$378,769	13%
Consulting revenues (related party)	300,000	100,000	200,000	200%
Total	$3,675,604	$3,096,835	$578,769	19%

Our total revenue increased by $578,769, or 19% from $3,096,835 for the year ended December 31, 2023, to $3,675,604 for the year ended December 31, 2024.

Service revenues increased by $378,769, or 13%, from $2,996,835 for the year ended December 31, 2023, to $3,375,604 for the year ended December 31, 2024, driven by an increase in credit-based subscriptions and higher student enrollment during 2024. We generated $300,000 in marketing consulting services revenue from Genius Kid Class LLC, one of our related parties. Consulting revenue increased by 200,000, or 200%, from $100,000 for the year ended December 31, 2023 to $300,000 for the year ended December 31, 2024. Our revenue is likely to decrease if we were unable to diversify our consulting client base.

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Costs of Revenue

	For the year ended December 31,		Variance	Variance
	2024	2023	Amount	%
Compensation	$1,443,660	$1,298,917	$144,743	11%
Payment Processing Fee	86,903	75,206	11,697	16%
Streaming Services	85,865	63,856	22,009	34%
Total	$1,616,428	$1,437,979	$178,449	12%

Cost of revenues increased by $178,449, or 12%, from $1,437,979 for the year ended December 31, 2023, to $1,616,428 for the year ended December 31, 2024.

Compensation expenses for independent educators and employees directly involved in providing services increased by $144,743, or 11%, from $1,298,917 for the year ended December 31, 2023, to $1,443,660 for the year ended December 31, 2024. The increase in compensation expenses, along with the increase in payment process and streaming service expenses, were in line with our growth in student base and service revenue.

Gross profit margin

Our gross profit and gross profit margin from the two revenue streams are summarized as follows:

	For the year ended December 31,
	2024	2023	Variance
Service revenues
Gross profit	$1,818,772	$1,571,356	$247,416
Gross margin	54%	52%	2%
Consulting revenues (related party)
Gross profit	$240,404	$87,500	$152,904
Gross margin	80%	88%	(8)%
Total
Gross profit	$2,059,176	$1,658,856	$400,320
Gross margin	56%	54%	2%

The total gross profit margin increased from 54% in 2023 to 56% in 2024, as a result of our improving service revenue margin during 2024.

The Company’s gross margin of service revenue increased from 52% for the year ended December 31, 2023 to 54% for the year ended December 31, 2024, mainly due to a higher growth rate in service revenue as compared to growth rate in related costs as the company’s continuous effort to optimize class size and class schedules.

Our gross margin of consulting revenue was 80% and 88% for the years ended December 31, 2024 and 2023, respectively. We expect the gross margin of consulting services to be greater than subscription services in general. If our consulting revenue grows faster than our subscription revenue, our overall margin is likely to benefit from the shift in revenue mix.

Operating expenses

During the year ended December 31, 2024, we incurred total operating expenses of $2,893,004, an increase of $809,123, or 38%, as compared to total operating expenses of $2,083,881 during the year ended December 31, 2023.

Selling expenses increased by $151,485, or 30% from $505,518 for the year ended December 31, 2023, to $657,003 for the year ended December 31, 2024. Selling expenses include sales personnel payroll expenses, marketing and promotion expenses, and meals and entertainment expenses in relation to sales activities.

There was an approximately 45% increase in our sales personnel payroll expenses from $409,263 in 2023 to $593,826 in 2024. The increase in sales personnel payroll expenses was primarily attributable to the implementation of a performance-based compensation model that aligns incentives more closely to the Company’s overall performance. As a result, our growth in revenue has pushed up our sales personnel payroll expenses in 2024.

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The increase in selling expenses was partially offset by a decrease in marketing and promotional expenses. There was an approximately 34% decrease in our marketing and promotional expenses from $96,254 in 2023 to $63,176 in 2024. The reduction in marketing and promotional expenses was primarily achieved through the implementation of strategic cost saving measures, specifically the reduction of expenditures on social media companies and channels. Additionally, we engaged in collaborative partnerships with social influencers in the education sector to bolster audience engagement, leveraging their audience base for more targeted and impactful outreach efforts. Notably, the results delivered by our influencer partners are more promising as compared to traditional marketing, and more importantly, at a lower cost.

General and administrative expenses increased by $645,114, or 42%, from $1,551,633 for the year ended December 31, 2023, to $2,196,747 for the year ended December 31, 2024. Our general and administrative expenses include compensation related to the administrative personnel, amortization and depreciation expenses, rent, and other general expenses.

There was an approximately 18% increase in our compensation expenses to administrative personnel from $1,173,111 in 2023 to $1,384,246 in 2024, which was one of the attributes to the increase of general and administrative expenses. The increase in compensation expenses was primarily attributable to the hiring and expansion of administrative staff. During the year ended December 31, 2024, the Company also incurred $349,545 of professional expenses in relation to the business combination (“Business Combination”) with Battery Future Acquisition Corp. (“BFAC”).

Research and development expenses increased by $12,524, or 47%, from $26,730 for the year ended December 31, 2023, to $39,254 for the year ended December 31, 2024. The increase was primarily attributable to increasing maintenance expenses for our mobile app.

Interest and other

Interest and other expenses for the year ended December 31, 2023 was $8,030 as compared to $9,220 for the year ended December 31, 2024.

Provision for income taxes

The Company had no income tax provision for the years ended December 31, 2024 and 2023. We have made a full allowance on the deferred tax assets as we have determined that it is not more likely than not that the assets will be realized.

Net Loss

As a result of the combination of factors discussed above, our net loss increased from $433,055 for the year ended December 31, 2023 to $843,048 for the year ended December 31, 2024.

Liquidity and Capital Resources

As of December 31, 2024, we had cash and cash equivalents of $50,682. Cash consists primarily of cash on hand and bank deposits. The Company maintains cash deposits with financial institutions that may exceed federally insured limits at times. The following table shows the breakout between cash on hand and bank deposits:

	December 31, 2024	December 31, 2023

Cash on hand	$3,144	$3,144
Bank deposits	47,538	784,508
Total cash shown in the Statement of Cash Flows	$50,682	$787,652

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The accompanying consolidated financial statements have been prepared applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of December 31, 2024, the Company had cash of $50,682, current liabilities of $3,373,008, a working capital deficit of $3,298,518, a stockholders’ deficit of $4,519,154, and a net loss of $843,048 for the year. These factors among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

On November 22, 2024, we executed the PIPE Agreement with BFAC and the PIPE investor for the sale of up to 5,000 shares of Series B Preferred Stock at a purchase price of up to an aggregate of $5 million. Of such shares, (i) 2,400 shares were to be issued upon consummation of the Business Combination, (ii) up to 1,600 shares were to be issued upon exercise of the First Preferred Warrants and (iii) up to 1,000 shares were to be issued upon exercise of the Second Preferred Warrants.

The Business Combination was consummated on April 4, 2025.  Simultaneously with the consummation of the Business Combination, we consummated the initial sale of Series B Preferred Stock pursuant to the PIPE Agreement and on April 14, 2025, we consummated the sale of the remaining shares of Series B Preferred Stock pursuant to the PIPE Agreement and received an aggregate of $4,750,000 (net of original issue discount). The Company has evaluated the significance of the PIPE Financing and concluded that the PIPE Financing is an effective mitigation plan that provides sufficient liquidity to support its continuous operations and to meet its payment obligations when liabilities fall due within the next twelve months from the date of issuance of the combined and consolidated financial statements. Accordingly, the factors raising the going concern uncertainty are alleviated.

The financial statements do not include any adjustment relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue additional equity or debt securities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

	For the Years Ended December 31,
	2024	2023

Net cash (used in) operating activities	$(781,265)	$(57,774)
Net cash (used in) investing activities	(185,705)	-
Net cash provided by financing activities	230,000	200,000
Change in cash and cash equivalents	(736,970)	142,226
Cash and cash equivalents, beginning of year	787,652	645,426
Cash and cash equivalents, end of year	$50,682	$787,652

Operating Activities

Net cash used in operating activities for the year ended December 31, 2024 was primarily attributable to net loss of $843,048 and decrease in operating lease liabilities of $295,475 as we made payment under the lease contract and decrease in due to related parties of $237,086 as we paid off the related party loans. Cash outflow was partially offset by the non-cash amortization of operating lease right-of-use assets $293,526, depreciation and amortization expenses of $54,823, non-cash stock compensation expenses of $25,120, and increase in deferred revenues of $157,845 as we collected in advance from online class subscription.

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Net cash used in operating activities for the year ended December 31, 2023 was primarily attributable to net loss of $433,055 and decrease in operating lease liabilities of $277,578 as we made payment under the lease contract. Cash outflow was partially offset by the non-cash amortization of operating lease right-of-use assets $282,309, increase in deferred revenues of $59,626 as we collected in advance from online class subscription, increase in due to related party $324,561 as we collected in advance from related party for the consulting service.

Investing Activities

Net cash used in investing activities was $185,705 for the year ended December 31, 2024, as compared to $0 for the year ended December 31, 2023.

The increase was primarily due to our purchases of property and equipment in the amount of $185,705 in 2024.

Financing Activities

Net cash provided by financing activities was $230,000 for the year ended December 31, 2024, an increase of $30,000, or 15%, as compared to $200,000 net cash provided by financing activities for the year ended December 31, 2023. The increase was mainly due to the issuance of promissory note in the amount of $130,000 to the related party in 2024.

Critical Accounting Policies and Estimates

Accounting Principles—The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America (GAAP).

Principles of consolidation—The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant intercompany transactions and balances between the Company and its subsidiary are eliminated upon consolidation.

Use of Estimates— The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to, useful lives of property and equipment, valuation of deferred tax assets and liabilities, operating lease right-of-use assets and liabilities and deferred revenue. Actual results may differ materially from such estimates. Management believes that the estimates, and judgments upon which they rely, are reasonable based upon information available to them at the time that these estimates and judgments are made. To the extent that there are material differences between these estimates and actual results, the Company’s consolidated financial statements will be affected.

Revenue Recognition— The Company has three predominant sources of revenue: time-based subscriptions, credit-based subscriptions to our online courses, and marketing consulting services.

Subscription Revenue

Customers are required to pay in advance to enroll for course. For time-based subscriptions, we are obligated to provide students with unlimited access to our course for a specified term. For credit-based subscriptions, we offer our students the flexibility to take courses at any time up to the limit of their prepaid balance. Each contract of the online education service is accounted for as single performance obligation which is satisfied ratably over the service period. We charge fixed fees to the services contracts. The proceeds collected are initially recorded as deferred revenue. For credit-based subscriptions, revenues are recognized proportionately as the courses are delivered. For time-based subscriptions, revenues are recognized on a straight-line basis over the subscription period from the date in which the students activate the courses to the date of expiration. Refunds are provided to the students who decide to withdraw from the subscribed courses within the course offer period and a proportional refund is based on the percentage of untaken courses to the total courses purchased. Historically, the Company has not experienced material refunds.

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Consulting Revenue

The Company also generates revenue from consulting services. The Company’s consulting program is designed to teach startup founders within the education sector how to market their product, refine their course content, infrastructure, and business models, achieve market fit and operating efficiency, and scale the startup into a high growth education business. The Company’s performance obligation is to provide consulting services to startup founders for a specific term. Customers are required to prepay full consulting service charge, which is fixed and determinable, at contract inception to secure program spot, and revenue is recognized overtime on a straight-line basis through the service term.

Principal Agent Considerations—The Company makes its application available to be downloaded through third-party digital distribution service providers. Users who intend to enroll our courses are directed to third-party payment platforms before completing subscription with us. The Company evaluates the purchases via third-party payment processors to determine whether its revenues should be reported gross or net of fees retained by the payment processor. The Company is the principal in the transaction with the end user as a result of controlling, hosting, and integrating the delivery of the virtual items to the end user. The Company records revenue on a gross basis as a principal and records fees paid to third-party payment platforms as cost of revenues.

Deferred Revenue— Deferred revenue mostly consists of payments we receive in advance of revenue recognition. Revenue is recognized over the life of the subscription, or as the delivery of the pre-purchased class sessions. The Company classifies deferred revenue as a short-term liability on the balance sheets as the longest subscription plan is for twelve months and the remaining session are expected to be delivered within twelve months or less.

Cost of Revenue—Cost of revenue predominantly consists of streaming services, third-party payment processing fees, and wages for teachers and certain employees engaged in producing the revenue.

Property and Equipment—Property and equipment primarily includes computers and furniture are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over 5 years.

Leasehold improvements are amortized over the lesser of the life of the lease or the estimated useful life of the leasehold improvements. Costs related to maintenance and repairs that do not extend the assets’ useful life are expensed as incurred.

Income Taxes—The Company provides for income taxes in accordance with the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities for financial reporting and for income tax reporting. The deferred tax asset or liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance is established for any deferred tax asset for which it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded at September 30, 2024 and 2023 related to uncertain tax positions.

Fair Value of Financial Instruments—The Company accounts for certain assets and liabilities at fair value in accordance with the accounting guidance applicable to fair value measurements and disclosures.

The carrying values of cash, cash equivalents, accounts payable, deferred revenues, interest payable, loan payable, due to related parties, operating lease liabilities and accrued liabilities and other payables are deemed to be reasonable estimates of their fair values because of their short-term nature.

Research and Development Costs— Research and development expenses include compensation-related expenses to the outsourced subcontractors for maintenance of our online learning platform.

Recent Issued Accounting Pronouncements

For a detailed discussion on recent accounting pronouncements, see Note 2 to the consolidated financial statements included elsewhere in this prospectus.

Contingencies—The Company records accruals for contingencies and legal proceedings expected to be incurred in connection with a loss contingency when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss, would be disclosed.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements including arrangements that would affect the Company’s liquidity, capital resources, market risk support and credit risk support or other benefits.

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MANAGEMENT

Board of Directors and Executive Officers

The following persons are the members of our board of directors  and our executive officers as of the date of this prospectus:

Name	Age	Position
Executive Officers
Hui (Stephanie) Luo	46	Chief Executive Officer, Chairwoman and Director
Yanling (Flora) Peng	30	Chief Financial Officer

Directors
Yan Zhang	43	Director
Tracy Xia	41	Director
Mona Liang	38	Director
Amanda Chang	46	Director

Executive Officers

Hui (Stephanie) Luo – Chief Executive Officer and Chairwoman

Stephanie Luo has served as Chief Executive Officer and chairwoman of the board of directors of the Company since April 2025. Ms. Luo is the founder and has been Chief Executive Officer of Class Over since the Company's inception in June 2020. Prior to launching the company, Ms. Luo founded Dream Legal Group in January 2018, a business and immigration legal service company based in New York City. Previously in October 2016, she founded Dream Go Inc., an education consulting and advisory company. Ms. Luo was also a founder and Chief Executive Officer of Tutor Cube from 2008 to 2010, an afterschool learning center in Queens, New York City. Ms. Luo holds a Master's Degree in Mathematics from Marshall University. Her educational and entrepreneurial experience is pivotal in steering the Company toward delivering high-quality educational offerings and innovative online learning solutions.  We believe Ms. Luo is well-qualified to serve on our board of directors due to her operational expertise and relationships.

Yanling (Flora) Peng – Chief Financial Officer

Yanling (Flora) Peng has served as Chief Financial Officer of the Company since April 2025. Ms. Peng has served as Class Over’s Chief Financial Officer since March 2024. Ms. Peng joined Class Over in June 2020, serving as a General Manager until she took over the Chief Financial Officer position. From January 2019 to May 2020, Ms. Peng served as Financial and Marketing Manager of Dream Go Inc. From March 2018 to December 2018, she served as a Digital Marketing and Financial Specialist for Forward Pathway LLC, an educational consulting company. Ms. Peng received a Bachelor of Science in International Economics and Trade from Central South University of Forestry & Technology in China and a M.S. in Business Analytics from Fordham University.

Non-Employee Directors

Yan Zhang

Yan Zhang has served as a member of the board of directors since April 2025.  She has been the President and a board member of Lion Group Holding Ltd (NASDAQ: LGHL) since May 2021. From September 2009 to June 2020, Ms. Zhang served as a manager, senior manager, and subsequently, principal of UHY Advisors NY, Inc., with her last role being a principal. From 2004 to 2007, Ms. Zhang served as a senior accountant of PricewaterhouseCoopers LLP in Beijing, China. Ms. Zhang received her bachelor’s degree and master’s degree both in Economics from Central University of Finance and Economics in Beijing, China, and obtained a second Master’s Degree in information assurance from The State University of New York at Albany. Ms. Zhang has been a member of The New York State Society of Certified Public Accountants since November 2010 and also a member of the New York Institute of Internal Auditors since September 2011.  We believe Ms. Zhang is well-qualified to serve as a member of the Board due to her work experience and relationships.

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Tracy Xia

Tracy Xia has served as a member of the board of directors since April 2025. Since January 2018, she has served as the co-founder and Chief Operating Officer of Rejection Therapy, a pioneering learning and development platform that helps individuals and organizations overcome fear and unlock their full potential. Prior to this, she held various roles at major tech corporations. From August 2015 to December 2017, she was a Senior Program Manager at Google, where she successfully led the TOPPA career development community, growing its membership to over 5,000. From June 2011 to July 2015, Ms. Xia served as a Product Manager at Dell. She also co-founded the Bay Area Chinese Young Professional Fellowship in June 2014, which has provided career development training to hundreds of young professionals. Ms. Xia holds an Master’s Degree in Business Administration from the Fuqua School of Business at Duke University. We believe Ms. Xia is well-qualified to serve as a member of the board of directors due to her work experience and relationships.

Mona Liang

Mona Liang has served as a member of the board of directors since April 2025. Ms. Liang has served as a Project Manager and Business Analyst at TD Bank since November 2023, where she works in the Global AML (Anti-Money Laundering) department, focusing on management reporting, system enhancement proposals, and risk mitigation.  From August 2021 to September 2023, she was a Project Manager at Prudential Financials. Ms. Liang co-founded TechWithU in April 2017, a staffing and consulting company in New York City, specializing in IT process optimization and business analytics solutions. From October 2015 to July 2019, she also served as a Project Manager and Business Analyst at Morgan Stanley Wealth Management. Ms. Liang holds a Master’s Degree in Economics from the State University of New York at Stony Brook. We believe Ms. Liang is well-qualified to serve as a member of the board of directors due to her work experience and relationships.

Amanda Chang

Amanda Chang has served as a member of the board of directors since April 2025. Since September 2023, Ms. Chang has served as a Marketing Director at Bodhi Meditation Center, a nonprofit organization based in New York.  From January 2022 to August 2023, she has served as the E-commerce Marketing Regional Lead at 99 Ranch Market. From January 2016 to December 2021, she served as the Digital Marketing Lead at the Arts Culture Center New York. From June 2013 to November 2015, Ms. Chang worked as an art and fashion design consultant for clients in New York, Berlin, Los Angeles, and Beijing. From February2003 to December2011, she was a Project Manager at Far Rail Tours. Ms. Chang holds a Bachelor’s of Arts Degree in Art Design from Beijing Institute of Fashion Technology and an Associate’s of Arts Degree in Tourism & Marketing from Beijing Union University. We believe Ms. Chang is well-qualified to serve as a member of the board of directors due to her work experience and relationships.

Controlled Company Exemption

Hui Luo holds a majority of the voting power of the Company’s Common Stock and as a result, the Company is a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements (a) that a majority of the board consists of independent directors; (b) for an annual performance evaluation of the nominating and corporate governance and compensation committees; (c) that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (d) that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility. The Company currently satisfies all of Nasdaq’s corporate governance requirements and has not taken advantage of any of the exemptions available to it as a controlled company.  If the Company determines in the future to avail itself of any of the corporate governance exemptions available to controlled companies, our shareholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In the event that the Company ceases to be a “controlled company” and its Common Stock continues to be listed on Nasdaq, it will be required to comply with these provisions within the applicable transition periods.

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Role of Board in Risk Oversight

One of the key functions of the board of directors is informed oversight of our risk management process. The board of directors does not currently have a standing risk management committee, but administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and the board of directors’ Audit Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Company’s Compensation Committee also assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Director Independence

The Company adheres to the listing rules of Nasdaq in affirmatively determining whether a director is independent. Nasdaq listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The board of directors has determined that each of the directors, other than Ms. Luo, qualifies as an independent director, as defined under the listing rules of Nasdaq, and that the board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. Although the board of directors  presently consists of a majority independent directors, there can be no assurance that the Company will not avail itself of the exemption for controlled companies in the future, which would remove this requirement.

Committees of the Board of Directors

We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee.  Each committee operates under a charter that has been approved by the board of directors. The committees have the composition and responsibilities described below.

Audit Committee

Yan Zhang, Mona Liang, and Amanda Chang are currently the members of the Audit Committee, with Yan Zhang serving as chair. The Audit Committee meets Nasdaq audit committee composition requirements. Each member of the Audit Committee is financially literate. The board of directors of the Company has determined that of Yan Zhang qualifies as an “audit committee financial expert” as defined by the SEC.

The functions of the Audit Committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain the existing independent auditors or engage new independent auditors;

•	reviewing our financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices;

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•

obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of partners of our independent auditors on the engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of the independent auditor;

•

reviewing annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in periodic reports to be filed with the SEC and discussing the statements and reports with independent auditors and management;

•

reviewing with the independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls and critical accounting policies;

•	reviewing with management and the auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by Company regarding financial controls, accounting, auditing or other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, all applicable SEC rules and regulations and all applicable Nasdaq listing rules. We will comply with future requirements of the SEC, Nasdaq or other applicable authority to the extent they become applicable to our company.

The Audit Committee has established a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

Compensation Committee

Mona Liang, Tracy Xia, and Amanda Chang are currently the members of the Compensation Committee, with Mona Liang acting as chair. The Board has determined that each of the members of the Compensation Committee satisfies the independence requirements of Nasdaq and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

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The functions of the Compensation Committee include, among other things:

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•	reviewing and approving the compensation and other terms of employment of our executive officers;
•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•	making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board;
•	reviewing and making recommendations to the board of directors of Company regarding the type and amount of compensation to be paid or awarded to non-employee board members;
•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•	administering our equity incentive plans, to the extent such authority is delegated by the Board;
•

reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for executive officers;

•

reviewing with management disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and
•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with the Board Company.

The Compensation Committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation and oversight of the work of any such advisor. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other advisor, the Compensation Committee will consider the independence of each such advisor, including the factors required by Nasdaq and the SEC.

The composition and function of the Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. The Company will comply with future requirements of the SEC, Nasdaq or other applicable authority to the extent they become applicable to the Company. The Company maintains the Compensation Committee in accordance with the rules of Nasdaq notwithstanding the general availability of an exemption from those rules for controlled companies. There can be no assurance that the Company will not avail itself of the exemption for controlled companies in the future.

Nominating and Governance Committee

Tracy Xia, Mona Liang, and Amanda Chang are currently the members of the Nominating and Corporate Governance Committee, with Tracy Xia acting as chair. The board of directors  has determined that each of the members of the Compensation Committee satisfies the independence requirements of Nasdaq.

The Nominating and Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the board of directors. The Nominating and Corporate Governance Committee is responsible for evaluating the composition, size and governance of the board of directors and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the board of directors , reviewing the corporate governance principles and making recommendations to the board of directors regarding possible changes; and reviewing and monitoring compliance with our Code of Business Conduct and Ethics.

The Company maintains the Nominating and Corporate Governance Committee in accordance with the rules of Nasdaq notwithstanding the general availability of an exemption from those rules for controlled companies. There can be no assurance that the Company will not avail itself of the exemption for controlled companies in the future.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. In the event the Company makes any amendments to, or grants any waiver from, a provision of the code that applies to its principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC or Nasdaq rules, the Company will disclose such amendment or waiver and reasons therefore in a Current Report on Form 8-K as required by SEC rules.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with each executive officer and director of the Company. The indemnification agreements provide that, subject to limited exceptions specified therein, the Company will indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides (or provided) services at the Company’s request.

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EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for the Company’s named executive officers (“NEOs”) who are identified in the 2024 Summary Compensation Table below. This discussion contains forward-looking statements that are based on the Company’s current plans, considerations, expectations, and determinations regarding future compensation programs and related target milestones for the Company’s future results of operations.

2024 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to the Company’s NEOs for services during 2024.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Plan Compensation(1) ($)	Total ($)
Hui (Stephanie) Luo	2024	84,000	__	__	__	84,000
Chief Executive Officer	2023	84,000	__	__	__	84,000
Yanling (Flora) Peng	2024	103,141	__	__	__	103,141
Chief Financial Officer	2023	112,700	__	__	__	112,700

Narrative Disclosure to the Summary Compensation Table

Base Salaries

Our NEOs each receive a base salary to compensate them for services rendered to our Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Ms. Luo’s annual base salary during fiscal years 2024 and 2023 was $84,000 and $84,000 and Ms. Peng’s annual base salary during fiscal years 2024 and 2023 was $112,700 and $103,141.

On April 29, 2025, our Board of Directors and Compensation Committee approved and adopted an increase to the monthly base salary payable to Ms. Peng to $13,000 per month (or $156,000 on an annualized basis), effective May 1, 2025.

Perquisites

We generally do not provide perquisites or personal benefits to our employees, including our NEOs.

Offer Letters and Employment Agreements with the Company’s NEOs

Ms. Luo has entered into an employment agreement with the Company. The terms of this agreement include an annual base salary of $240,000, payable monthly. Ms. Luo is also eligible for an annual bonus in cash, Company stock, or both, based on performance targets set by the Board.  She will also participate in the Company’s equity incentive plans. Upon termination, Ms. Luo will receive any accrued but unpaid base salary, an additional amount equal to 50% of the then-current base salary, and any awarded but unpaid annual bonus for the preceding year.

All NEOs are eligible to participate in the employee benefit plans available to our employees, subject to the terms of such plans.

2024 Plan

The Company’s 2024 Plan was adopted on November 22, 2024.  The 2024 Plan became effective immediately upon the Closing.

Share Reserve. Pursuant to the 2024 Plan, 3,268,668 shares of Common Stock have been reserved for issuance under the 2024 Plan.  In addition, each January 1, beginning in 2026 and ending in 2034, up to an additional 5% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year may be issued pursuant to the automatic annual share increase under the 2024 Plan.

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As of the date of this prospectus, the Company has issued an aggregate of 820,000 shares of restricted stock under the 2024 Plan to two key employees, including 460,000 restricted shares to Flora Peng.

Administration. Pursuant to its terms, the 2024 Plan may be administered by the compensation committee of the Board, such other committee of the board of directors appointed to administer the 2024 Plan or the board of directors, as determined by the board of directors. The plan administrator has the power and discretion necessary to administer the 2024 Plan, with such powers including, but not limited to, the authority to select persons to participate in the 2024 Plan, determine the form and substance of awards under the 2024 Plan, determine the conditions and restrictions, if any, subject to which such awards will be made, modify the terms of awards, accelerate the vesting of awards, and make determinations regarding a participant’s termination of employment or service for purposes of an award. The plan administrator’s determinations, interpretations and actions under the 2024 Plan are binding on the Company, the participants in the 2024 Plan and all other parties. The administrating body may delegate authority to one or more officers of the Company to grant awards to eligible persons other than members of the board of directors or who are subject to Rule 16b-3 of the Exchange Act, as permitted under the 2024 Plan and under applicable law.

Awards. The types of awards available under the 2024 Plan include stock options (both incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”)), stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards and stock-based awards. Each award is set forth in a separate award agreement indicating the type of the award and the terms and conditions of the award.

•

Stock Options. Stock options provide for the right to purchase shares of Common Stock in the future at a specified price that is established on the date of grant. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option will not be less than 100% of the fair market value of the underlying shares on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions. ISOs generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any.

•

SARs. SARs provide for the right to receive the appreciation in the value of a certain number of shares of Common Stock during a specified period of time. The term of a SAR may not be longer than ten years. The appreciation distribution payable on the exercise of the SAR will not be greater than an amount equal to the excess of (a) the aggregate fair market value on the date of exercise of a number of shares of Common Stock equal to the number of common stock equivalents vested under the SAR, over (B) the aggregate strike price of the number of common stock equivalents exercised on the date of exercise. The appreciation distribution may be paid in shares of Common Stock, cash, or any combination of the two or in any other form of consideration as determined by the Board and contained in the applicable award agreement. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

•

Restricted Stock. Awards of restricted stock are grants of shares of Common Stock, which remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. The terms and conditions applicable to restricted stock awards are determined by the plan administrator, subject to the conditions and limitations contained in the 2024 Plan.

•

RSUs. RSUs are contractual promises to deliver cash or shares of Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. The terms and conditions applicable to RSUs are determined by the plan administrator, subject to the conditions and limitations contained in the 2024 Plan.

•

Stock-Based Awards. Stock-based awards are grants of shares of Common Stock or awards valued by reference to shares of Common Stock. Stock-based awards may remain forfeitable unless and until specified vesting conditions are met. The terms and conditions of stock-based awards are determined by the plan administrator, subject to the conditions and limitations in the 2024 Plan.

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Certain Transactions. The plan administrator has broad discretion to take action under the 2024 Plan, as well as to make adjustments to the terms and conditions of existing and future awards in the event of certain transactions and events affecting our stock, such as recapitalizations, stock dividends, reclassifications, stock splits, consolidations or other similar corporate transactions.

In the event of a Change of Control (as defined in the 2024 Plan) that has not been authorized or otherwise approved by the board of directors, the vesting periods of any and all stock options and other awards granted and outstanding under the 2024 Plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such stock options and awards on the terms set forth in the 2024 Plan and the respective agreements respecting such stock options and awards, and all performance goals will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

 In the event of a Change of Control that has been approved by the board of directors, the Compensation Committee has the ability to take certain actions with respect to awards as provided for in the 2024 Plan.

Transferability and Restrictions. With limited exceptions for the laws of descent and distribution, awards under the 2024 Plan are generally non-transferable unless otherwise determined by the plan administrator and are exercisable only by the participant during his or her lifetime.

Term. Unless terminated by the Board, this 2024 Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the 2024 Plan are no longer outstanding. Notwithstanding the foregoing, grants of ISOs may be made only during the ten-year period beginning on the Effective Date.

The foregoing description of the 2024 Plan is qualified in its entirety by the full text of the 2024 Plan, which is attached as Exhibit 10.4 to the registration statement of which this prospectus is a part and is incorporated herein by reference.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of December 31, 2024 and December 31, 2023, Class Over has related party transactions with the following affiliates and affiliated entities:

Related Party Name	Relationship
Hui Luo	Majority owner of the Company
Yi Liu	Spouse of Hui Luo
Genius Kid Class LLC	An entity controlled by Yi Liu
Dream Legal Group, Inc	An entity controlled by Hui Luo
Ideal Force LLC	An entity controlled by Yi Liu
Tigerless Health, Inc*	Hui Luo as a minority shareholder
First Cover, Inc*	Hui Luo as a minority shareholder
Dream Go Inc.	An entity controlled by Hui Luo

*In November 2023, Hui Luo transferred the minority ownership of Tigerless Heath, Inc and First Cover, Inc to other third parties and those two entities are no longer related parties of the Company.

Due from related parties

	As of December 31,
	2024	2023

Due from First Cover, Inc*	$—	$2,699
Due from Tigerless Health, Inc*	—	6,598
Due from Dream Legal Group, Inc.	8,251	-
Total due from related parties	$8,251	$9,297

*As of December 31, 2024, Tigerless Heath, Inc and First Cover, Inc are no longer related parties to the Company

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Due to related parties

	As of December 31,
	2024	2023
Due to Yi Liu-accrued interest on convertible note* (see Note 8)	$—	$2,146
Due to Luo Hui-accrued interest on promissory note***	866	—
Due to Luo Hui – promissory note***	130,000	-
Due to Dream Go Inc.	117,379	54,485
Due to Genius Kid Class LLC**	—	300,000
Total due to related parties - current	249,545	356,631
Due to Yi Liu – convertible note due February 7, 2027* (see Note 8)	—	250,000

* Convertible note was transferred from Yi Liu to third party holders on December 20, 2024.

**Consulting fee received in advance. Services were provided over the nine months ended September 30, 2024.

*** Due on August 15, 2025, at a rate of 4% per annum.

The following table represents related party transactions for the years ended December 31, 2024 and 2023:

		Year Ended December 31,
Name	Business Purpose of Transaction	2024	2023
Dream Legal Group, Inc	Sublease income	$71,344	$60,080
First Cover, Inc*	Sublease income	—	22,432
Tigerless Health, Inc*	Sublease income	—	67,295
Dreamgo Inc.	Rent expense	361,011	361,011
Genius Kid Class LLC	Consulting revenue	300,000	100,000

*In November 2023, Hui Luo transferred the minority ownership of Tigerless Heath, Inc and First Cover, Inc to other third parties and those two entities are no longer related parties of the Company.

Sublease income has been reflected as a reduction of general and administrative expenses in the accompanying consolidated statements of operations.

As of December 31, 2024 and December 31, 2023, the Company has the following right of use (“ROU”) assets and operating lease liabilities recognized from related party under ASC 842:

		December 31, 2024	December 31, 2023
Dreamgo Inc.	ROU assets	$1,552,242	$1,845,768
Dreamgo Inc.	Short term obligation under operating leases	$(314,685)	$(295,475)
Dreamgo Inc.	Long term obligation under operating leases	$(1,241,495)	$(1,556,180)

 On November 1, 2022, the Company entered into a sublease agreement with related party Dream Go Inc pursuant to which Dream Go Inc subleased to the Company the offices currently serving as the Company’s headquarters at 450 7th Avenue, New York, New York 10123. Dream Go Inc is an entity controlled by Hui Luo, a Company director and chief executive officer. The lease expires October 31, 2029. For the years ended December 31, 2024 and 2023, rent expense for the operating sublease was $361,011 and $361,012, respectively. For the years ending December 31, 2025, 2026, 2027, 2028 and 2029, the Company will pay Dream Go Inc $370,221, $242,211, $388,790, $407,405 and $310,114, for a total of $1,718,741, pursuant to this sublease agreement.

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Also on November 1, 2022, the Company entered into sublease agreements with related parties Dream Legal Group, Inc., Tigerless Health, Inc. and First Cover, Inc. to sub rent portions of its office space located at 450 7th Avenue, New York, NY 10123. Hui Luo controls Dream Legal Group, Inc. and is a minority shareholder of Tigerless Health, Inc. and First Cover, Inc. The subleases are month-to-month leases starting on November 1, 2022 and ending upon a notice of 30 days from either party. For the years ended December 31, 2024 and December 31, 2023, the Company’s income from these three subleases totaled $108,965 and $149,807, respectively (which has been reflected as a reduction of general and administrative expenses in the accompanying consolidated statements of operations).

Related Person Transactions Policy

The Company’s board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction or arrangement, or any series of transactions or arrangements in which the Company (or its direct and indirect subsidiaries and controlled entities) is to be a participant, whether or not the Company is a party, and a related party has a direct or indirect material interest in such transaction (unless clearly incidental in nature or it is determined in accordance with the related person transaction policy that such interest is immaterial in nature such that further review is not warranted), including without limitation sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or provided, the borrowing and lending of funds, guarantees of loans or other undertakings and the employment by the Company of an immediate family member of a related person or a change in the terms or conditions of employment of such an individual that is material to such individual. In reviewing and approving any such transactions, the Company’s audit committee is tasked, in light of the relevant facts and circumstances whether the transaction is in, or not inconsistent with, the best interests of the Company, including, but not limited to, the position or relationship of the related person with the Company, materiality of the transaction, business purpose for and rationale of the transaction, whether the transaction is on terms comparable to those available on an arms-length basis or is on terms that the Company offers generally to persons who are not related persons, whether the transaction is in the ordinary course of business, the effect of the transaction on the Company’s business and operations, potential for a conflict of interest, and overall fairness. All such approved transactions must be reviewed and approved or ratified by the audit committee, taking into account the foregoing considerations, during the next meeting of the audit committee, or sooner if determined to be necessary by the Company’s general counsel.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock by:

•	each person who is known to be the beneficial owner of more than 5% of the Common Stock;

•	each executive officer and director; and

•	all executive officers and directors, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, rights and convertible notes that are currently exercisable or exercisable within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owners(1)	Number of Class A Common Stock (#)	Percentage (%)	Number of Class B Common Stock (#)		Percentage (%)	% of Total Voting Power(2)
Executive Officers and Directors:
Hui Luo	6,535,014	100%	522,801	(3)	3.2%	91.2%
Yanling Peng	-	-	-	(4)	-	-
Yan Zhang	-	-	-		-	-
Tracy Xia	-	-	-		-	-
Mona Liang	-	-	-		-	-
Amanda Chang	-	-	-		-	-
All Directors and Executive Officers as a group (6 Individuals)	6,535,014	100%	522,801	(3)(4)	3.2%	91.2%

Greater than 5% Holders:
Battery Future Sponsor LLC(5)	-	-	1,751,501		11.1%	*
Camel Bay, LLC(6)	-	-	2,912,099		18.5%	1.6%
Pala Investments Limited	-	-	1,254,704		7.9%	*

____________________

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 450 7th Avenue, Suite 905, New York, New York 10123.
(2)

Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B Common Stock, as a single class. The holders of our Class A Common Stock are entitled to 25 votes per share, and holders of our Class B Common Stock are entitled to one vote per share.

(3)	Represents 522,801 shares of Class B Common Stock issuable upon conversion of a like number of shares of Series A Preferred Stock which are convertible at any time at the option of the holder.
(4)	Does not include an aggregate of 460,000 shares of Common Stock issued to Ms. Peng under the 2024 Plan subject to vesting conditions that will not be satisfied in the next 60 days.
(5)

Battery Future Manager LLC is the manager of Battery Future Sponsor LLC. Joshua Payne is the sole member of Battery Future Manager LLC and has voting and investment discretion with respect to the ordinary shares held of record by Battery Future Sponsor LLC. Mr. Payne disclaims any beneficial ownership of the shares held by such entity, except to the extent of his pecuniary interest therein.

(6)

Graham Wood, LLC (“Wood”) is the managing member of Camel Bay LLC. Ling Shi is the managing member of Wood.  The business address of each of Camel Bay and Wood, as reported in the Schedule 13D, is 8 The Green, Suite 15614, Dover, DE 19901.

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SELLING SECURITYHOLDERS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. We may use the registration statement to issue up to an aggregate of 17,250,000 of the Common Stock upon exercise of the Public Warrants.

The Selling Securityholders may use the registration statement to sell up to (A) 6,535,014 shares of Common Stock reserved for issuance upon conversion of an aggregate of 6,535,014 shares of Class A Common Stock issued in connection with the Business Combination to Hui Luo, the Company’s Chief Executive Officer and Chief Executive Officer of Class Over, upon exchange of her securities in Class Over, (B) 8,625,000 Founder Shares originally issued at a price of approximately $0.003 per share prior to BFAC’s initial public offering, (C) 350,000 shares of Common Stock issued to a certain former affiliate of BFAC in connection with the Business Combination and (D) 522,801 shares of Common Stock reserved for issuance upon conversion of Series A Preferred Stock issued to Ms. Luo upon exchange of her securities in Class Over.

The Selling Securityholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s Common Stock.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Securityholders. The second column lists the aggregate number of shares of Common Stock beneficially owned as of ______, 2025, assuming conversion of the Preferred Stock held by any Selling Securityholder on that date but taking into account any limitations on conversion set forth therein.  The third column lists the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby (assuming the sale of all of the shares offered by the Selling Securityholders pursuant to this prospectus) and  does not take into account any limitations on conversion  of the Preferred Stock set forth therein.  The fourth column assumes the sale of all of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering in transactions described in the section titled “Plan of Distribution.”  In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

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Name of Selling Securityholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock Being Sold		Number of Shares of Common Stock Owned After Offering(1)
	Number	Percent		Number	Percent
Hui Luo(2)	7,057,815	39.7%	7,057,815	0	0%
Camel Bay LLC(3)	2,912,099	16.9%	2,912,099	0	0%
Battery Future Sponsor LLC(4)	1,751,501	10.1%	1,751,501	0	0%
Pala Investments Limited	1,254,704	7.3%	1,254,704	0	0%
Roth Capital Partners, LLC(5)	125,000	*	125,000	0	0%
Cantor Fitzgerald & Co.(6)	300,000	1.7%	300,000	0	0%
J.V.B. Financial Group, LLC	350,000	2.0%	350,000	0	0%
Camac Fund LP	55,000	*	55,000	0	0%
Exos Collateralized SPAC Holdings Fund LP	142,500	*	142,500	0	0%
Harraden Circle Investors, LP	198,656	1.2%	198,656	0	0%
Warbasse67 Fund LLC	16,751	*	16,751	0	0%
Gantcher Family Limited Partnership	10,161	*	10,161	0	0%
Altana Calderwood Specialist Alpha Fund	16,058	*	16,058	0	0%
K2 Principal Fund L.P.	55,000	*	55,000	0	0%
Kepos Special Opportunities Master Fund L.P.	118,750	*	118,750	0	0%
Meteora Special Opportunity Fund I, LP	10,690	*	10,690	0	0%
Meteora Capital Partners, LP	20,984	*	20,984	0	0%
Meteora Strategic Capital, LLC	40,686	*	40,686	0	0%
Meteora Select Trading Opportunities Master, LP	36,390	*	36,390	0	0%
Polar Multi-Strategy Master Fund	237,500	1.4%	237,500	0	0%
RiverNorth SPAC Arbitrage Fund, LP	237,500	1.4%	237,500	0	0%
North Commerce Parkway Capital LP	110,000	*	110,000	0	0%
RK Trading LLC	250,000	1.5%	250,000	0	0%
RLH SPAC Fund LP	38,750	*	38,750	0	0%
TQ Master Fund LP	52,500	*	52,500	0	0%
Crestline Summit Master, SPC – Peak SP	62,364	*	62,364	0	0%
Crestline Summit Master, SPC – Crestline Summit APEX SP	32,636	*	32,636	0	0%
Seaport Global Securities LLC	11,220	*	11,220	0	0%
Walleye Opportunities Master Fund Ltd.	14,850	*	14,850	0	0%
Walleye Investments Fund LLC	9,900	*	9,900	0	0%
Sea Hawk Multi-Strategy Master Fund Ltd.	2,750	*	2,750	0	0%
Shaolin Capital Partners Master Fund, Ltd.	50,280	*	50,280	0	0%
MAP 214 Segregated Portfolio	21,600	*	21,600	0	0%
Shaolin Capital Partners SP	20,720	*	20,720	0	0%
Nautilus Master Fund, L.P.	90,000	*	90,000	0	0%
Morgan Creek – Exos SPAC+ Fund, LP	20,000	*	20,000	0	0%
Fir Tree Credit Opportunity Master Fund LP	4,720	*	4,720	0	0%
FT SOF XIII (SPAC) Holdings, LLC	65,280	*	65,280	0	0%
Sea Otter Trading, LLC	50,000	*	50,000	0	0%
Mizuho Securities USA LLC	50,000	*	50,000	0	0%
Tenor Opportunity Master Fund, Ltd.	50,000	*	50,000	0	0%
CaaS Capital Master Fund LP	97,500	*	97,500	0	0%

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* Less than 1%

(1)

Represents the amount of shares of Common Stock that will be held by the Selling Securityholder after completion of this offering based on the assumptions that (a) all Common Stock underlying the securities owned by the Selling Securityholder registered for sale by the registration statement of which this prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by the Selling Securityholder prior to completion of this offering. However, no Selling Securityholder is not obligated to sell all or any portion of the shares of our Common Stock offered pursuant to this prospectus.

(2)	Hui Luo has served as the Company’s Chairwoman and Chief Executive Officer since April 2025 and has served as the founder and Chief Executive Officer of Class Over since its founding in 2020.
(3)	Camel Bay LLC was the Sponsor of BFAC until the consummation of the Business Combination.
(4)	Battery Future Sponsor LLC was the Sponsor of BFAC until Camel Bay LLC took over that role in January 2024.
(5)	This entity was an underwriter in BFAC’s initial public offering.

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DESCRIPTION OF THE SECURITIES

Authorized and Outstanding Stock

The Company Charter authorizes the issuance of 50,000,000 shares of Class A Common Stock, par value $0.0001 per share, 450,000,000 shares of Class B Common Stock, par value $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

Common Stock

Voting. Holders of shares of Common Stock are entitled vote on all matters submitted to Company stockholders for their vote or approval. Each share of Class A common stock has the voting power of twenty-five votes and each share of Common Stock has the voting power of one vote. Under the terms of the Company Bylaws, directors will be elected by a plurality of the votes cast by Company’s stockholders present in person virtually or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the Company’s stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by Company’s stockholders present in person virtually or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Company Charter (as further described below), the Company Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Dividends. The holders of shares of Common Stock are entitled to receive dividends, as and if declared by the board of directors out of legally available funds.

Liquidation Rights. Upon the liquidation or dissolution of the Company, the holders of shares of Common Stock are entitled to share ratably in those of Company’s assets that are legally available for distribution to Company stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors will be expressly authorized to provide, out of the unissued shares of the preferred stock, one or more series of preferred stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the board of directors providing for the issuance of such series and included in a certificate of designation filed pursuant to the DGCL, and the board of directors is expressly vested with the authority to the full extent provided by law to adopt any such resolution or resolutions.

In connection with the Business Combination, the Company has established two series of preferred stock (Series A and Series B) as set forth below.  The following is a summary of the material terms of such preferred stock.

Series A Preferred Stock

In connection with the Business Combination, the Company issued 1,000,000 shares of Series A Preferred Stock. Following the issuance, holders of an aggregate of 384,702 shares of Series A Preferred Stock converted such shares to Common Stock, leaving an aggregate of 615,298 shares of Series A Preferred Stock outstanding.  Each share of Series A Preferred Stock had a stated value of $10.00 per share and is convertible into a share of Common Stock at $10.00 per share (subject to adjustment for stock dividends, splits and similar structural changes).  In addition, if Company, at any time while shares of Series A Preferred Stock are outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock equivalents entitling any person to acquire shares of Common Stock, or adjust, whether by operation of purchase price adjustment, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock equivalents, at an effective price per share less than the then conversion price, then the conversion price shall be reduced to such lower price; provided, however, that the conversion price shall not be adjusted in connection with issuances of (a) awards to employees, officers, consultants or directors of Company pursuant to any existing stock or option plan or any future duly adopted stock option plan, (b) securities upon the exercise or exchange of or conversion of any securities issued and outstanding on April 4, 2025, provided that such securities have not been amended or otherwise adjusted since such date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities pursuant to certain acquisitions or strategic transactions.

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Holders of Series A Preferred Stock are entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock.

On any matter presented to the stockholders of Company for their action or consideration at any meeting of stockholders of Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Company Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or pursuant to the provisions of the Certificate of Designations governing the Series A Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Company Common Stock as a single class and on an as-converted to Common Stock basis. In addition, as long as any shares of Series A Preferred Stock are outstanding, Company may not, without the consent of a majority of the holders of such preferred stock, (a) amend, alter or repeal any provision of the Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock, (b) increase the number of authorized shares of Series A Preferred Stock or (c) issue, or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior or pari passu to the Series A Preferred Stock with respect to the distribution of assets on any liquidation.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Company (including upon certain deemed liquidation events), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of Company available for distribution to its stockholders, before any payment shall be made to the holders of Company Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the stated value of such shares ($10.00), plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

Except as set forth above, the Series A Preferred Stock has no other rights, including no dividend rights, sinking fund provisions, redemption provisions, voting rights or preemption rights.

Series B Preferred Stock

Holders of Series B Preferred Stock are entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. From and after the occurrence and during the continuance of any Triggering Event (as defined in the Certificate of Designations), which generally is certain events of default under the Certificate of Designations, dividends shall accrue on the stated value of each share of Series B Preferred Stock at a rate of 18% per annum until such Triggering Event is cured.

Holders of Series B Preferred Stock have no voting rights except as required by the Delaware General Corporation Law or otherwise set forth in the Certificate of Designations governing the Series B Preferred Stock.  On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting) that requires authorization of holders of Series B Preferred Stock under the Delaware General Corporation Law, each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or pursuant to the provisions of the Certificate of Designations governing the Series B Preferred Stock, holders of Series B Preferred Stock shall vote together with the holders of the Common Stock as a single class and on an as-converted to Common Stock basis. In addition, as long as any shares of Series B Preferred Stock are outstanding, the Company may not, without the consent of a majority of the holders of such preferred stock, (a) amend, alter or repeal any provision of its certificate of incorporation, Bylaws or the Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock, (b) increase or decrease (except upon conversion) the number of authorized shares of Series B Preferred Stock, (c) pay dividends or make any other distribution on any shares of any junior ranking capital stock, (d) issue any Series B Preferred Stock other than as contemplated by the Certificate of Designations or pursuant to the PIPE Agreement or (e) issue, or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior or pari passu to the Series B Preferred Stock with respect to the distribution of assets on any liquidation.

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The Series B Preferred Stock shall rank senior to the Series A Preferred Stock and all common stock. At any time after May 4, 2025 (the “Initial Convertibility Date”), the Series B Preferred Stock will be convertible into shares of Common Stock by taking 120% of the stated value of the shares being converted (initially $1,000 per share) divided by the conversion price (which is initially set at $12.00 per share, subject to adjustment for stock dividends, splits and similar structural changes).  In addition, if Company, at any time while shares of Series B Preferred Stock are outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock equivalents entitling any person to acquire shares of Common Stock, or adjust, whether by operation of purchase price adjustment, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock equivalents, at an effective price per share less than the then conversion price, then the conversion price shall be reduced to such lower price; provided, however, that the conversion price shall not be adjusted in connection with issuances of (a) awards to employees, officers, consultants or directors of Company pursuant to any existing stock or option plan or any future duly adopted stock option plan, (b) securities upon the exercise or exchange of or conversion of any securities issued and outstanding on April 4, 2025, provided that such securities have not been amended or otherwise adjusted since such date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities pursuant to certain acquisitions or strategic transactions.

In addition, at any time after the Initial Convertibility Date, at the option of the holder or upon the occurrence of certain Triggering Events, such as the suspension of trading of the Common Stock on a stock exchange, the failure to pay amounts to the holders of Series B Preferred Stock when due and any bankruptcy of Company, the holders of the Series B Preferred Stock shall be entitled to convert such shares into Common Stock at an “Alternate Conversion Price” (as defined in the Certificate of Designations). Alternatively, upon the occurrence of any Triggering Event, the holders have the right to require Company to redeem all or any of the Series B Preferred Stock at the Triggering Event Redemption Price (as defined in the Certificate of Designations).

Upon a Change of Control of Company, the holders may also require the Company to redeem all or any of the Series B Preferred Stock at the Change of Control Redemption Price (as defined in the Certificate of Designations).

The Series B Preferred Stock is also subject to redemption, at the Company’s option, upon the payment to the holders of an amount in cash equal to 110% of the greater of (i) the stated value of the stock being redeemed and (ii) the product of (1) the Conversion Rate (as defined in the Certificate of Designations) with respect to the amount being redeemed multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding the date Company delivers notice to the holders of its intent to redeem the stock and ending on the trading day immediately prior to the date Company makes the redemption payment.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (including upon certain deemed liquidation events), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or Series A Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 125% of the of the Conversion Amount (as defined in the Certificate of Designations) and (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

Except as set forth above, the Series B Preferred Stock has no other rights, including no dividend rights, sinking fund provisions, redemption provisions, voting rights or preemption rights.

Public Warrants

Each Public Warrant is exercisable for one share of Common Stock. The following is a description of the Public Warrants.

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Each whole Public Warrant entitles the registered holder to subscribe for one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, provided that the Company has an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. In the event that the foregoing conditions are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant. Pursuant to the Warrant Agreement governing the Public Warrants, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. This means only a whole Public Warrant may be exercised at a given time by a Public Warrant holder. The Public Warrants will expire at 5:00 p.m., New York City time, on April 3, 2030 or earlier upon redemption or liquidation.

If the registration statement of which this prospectus forms a part is not effective by the sixtieth (60th) business day after the Closing Date, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of Public Warrants

The Company may call the Public Warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; and

•

if, and only if, the last reported sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30-trading day period ending three trading days before Company sends the notice of redemption to the Public Warrant holders.

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period.

The Company does not intend to take any steps to notify holders of Public Warrants that such Public Warrants have become eligible for redemption except if it actually seeks to redeem the Public Warrants. In order to redeem the Public Warrants, the Company must provide 30 days’ prior written notice of redemption to each Public Warrant holder and have a current registration statement in effect with respect to the shares of Common Stock underlying such Public Warrants. If the foregoing conditions are satisfied and Company issues a notice of redemption, each Public Warrant holder can exercise his, her or its Public Warrant prior to the scheduled redemption date in accordance with the above. However, the price of the shares of Common Stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 warrant exercise price (as adjusted) after the redemption notice is issued.

If the Company calls the Public Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of Public Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Public Warrants. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is received by the holders of warrants. If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option if it does not need the cash from the exercise of the warrants after the Business Combination.

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A holder of a Public Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Company Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution adjustments

If the number of issued shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Company Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Company Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Company Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Company Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the Warrant Holder for the loss of the option value portion of the warrant due to the requirement that the Warrant Holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants have been issued in registered form under the Warrant Agreement by and among Continental and the Company. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants. You should review a copy of the Warrant Agreement for a complete description of the terms and conditions applicable to the Public Warrants.

Exclusive Forum

The Company Charter will require, to the fullest extent permitted by law, that derivative actions brought in its name, actions against Company’s directors, officers and employees for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits Company by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Notwithstanding the foregoing, the Court of Chancery of the State of Delaware shall not be the sole and exclusive forum for any of the following actions: (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act or the Exchange Act or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction

Anti-Takeover Effects of Provisions of the Company Charter and Bylaws

The provisions of the Company Charter and the Company Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Company Common Stock.

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The Company Charter and the Company Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of Company unless such takeover or change in control is approved by the Company Board.

These provisions include:

Advance Notice Procedures. The Company Bylaws provide that Company stockholders seeking to bring business before Company’s annual meeting of stockholders, or to nominate candidates for election as directors at Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by Company secretary at Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Company’s annual proxy statement must comply with the notice periods contained therein. The Company Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Company’s stockholders from bringing matters before Company’s annual meeting of stockholders or from making nominations for directors at Company’s annual meeting of stockholders.

Authorized but Unissued Shares. Company’s authorized but unissued shares of Company Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Company Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Public Warrants and employee benefit plans. The existence of authorized but unissued shares of Company Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Company Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Classified Board Upon Change in Controlling Stockholder.  From and after the first date on which Hui Luo no longer beneficially owns more than 50% of the outstanding voting stock of the Company, the Company Board shall be divided into three classes, Class A, Class B and Class C. Class A will serve for a term expiring at the first annual meeting after such change to a classified board, Class B will serve for a term expiring at the second annual meeting after such change to a classified board and Class C will serve for a term expiring at the third annual meeting after such change to a classified board. Commencing at the first annual meeting of stockholders after such change, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the Company Board when compared to a corporation with an unclassified board. It may take two annual meetings for the Company stockholders to effect a change in control of the Company Board, because in general less than a majority of the members of the Company Board will be elected at a given annual meeting. Once the Company Board is classified, and because the Company Charter does not otherwise provide, under Delaware law, Company’s directors may only be removed for cause.

Special Meetings of Stockholders. The Company Bylaws provide that special meetings of Company’s stockholders may be called only by the Chairman, the Chief Executive Officer or the Company Board.

Business Combinations. Company has opted out of Section 203, but the Company Charter has protections similar to those afforded by Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

•

prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•

on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual meeting stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

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Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring Company to negotiate in advance with the Company board of directors because the stockholder approval requirement would be avoided if the Company board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exchange Listing

The Common Stock and Public Warrants are listed on Nasdaq under the symbols “KIDZ” and “KIDZW,” respectively.

Transfer Agent and Registrar; Warrant Agent

The transfer agent and registrar for the Company’s Common Stock, and the warrant agent for the Public Warrants, is Continental.

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SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

In general, Rule 144 permits the resale of restricted securities without registration under the Securities Act if certain conditions are met.

If such conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of Common Stock or Public Warrants for at least six months would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock or Public Warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of the Common Stock or Public Warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also be limited by manner of sale provisions and notice requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•

at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

All of the 8,625,000 Founder Shares were initially issued by a shell company in a private transaction and therefore are restricted.

Locked-up Common Stock

On the Closing Date, we entered into lock-up arrangements with certain shareholders, including, among others, former security holders of Class Over. The lock-up arrangements impose restrictions on the holders ability to sell, transfer or assign our securities received as part of the Business Combination.

Under the terms of the lock-up arrangements, subject to certain exceptions and permitted transfers:

•	Class Over stockholders receiving Class A common stock will be restricted from transferring their shares until April 3, 2026.
•

Certain of the Class Over management team members holding Common Stock will be restricted from transferring their shares for six months following the effective date of the registration statement of which this prospectus forms a part.

•	Former Class Over noteholders holding Common Stock will be restricted from transferring their shares until October 3, 2025.

Form S-8 Registration Statement

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the Common Stock issued or issuable under our 2024 Plan. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

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UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock and Public Warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering and does not purport to be a complete analysis of all the potential tax considerations relating thereto.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income, and does not address state or local taxes or U.S. federal gift and estate tax laws, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	persons who acquired the securities through the exercise or cancellation of employee stock options or otherwise as compensation for their services;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. expatriates or former long-term residents of the U.S.;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Code, and final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and pronouncements, judicial decisions  in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

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This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor regarding the tax consequences of the ownership and disposition of shares of Common Stock or Public Warrants.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS AND OTHER TAX CONSEQUENCES.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Common Stock or Public Warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current or accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the applicable tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Public Warrants. A U.S. holder will generally recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock or Public Warrants which, in general, would include a redemption of Public Warrants that is treated as a sale as described below. Any such gain or loss will be capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock or Public Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Public Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at preferential rates. The deductibility of capital losses is subject to limitations.

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Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock or Public Warrants so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock or Public Warrants generally will equal the U.S. holder’s acquisition cost for the Common Stock or Public Warrants less, in the case of a share of Common Stock, any prior distributions treated as a return of capital. In the case of any shares of Common Stock or Public Warrants originally acquired as part of an investment unit, the acquisition cost for the share of Common Stock and Public Warrants that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Exercise, Lapse or Redemption of a Public Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Common Stock upon exercise of a Public Warrant for cash. The U.S. holder’s tax basis in the share of our Common Stock received upon exercise of the Public Warrants generally will be an amount equal to the sum of the U.S. holder’s initial investment in the Public Warrants and the exercise price. It is unclear whether the U.S. holder’s holding period for the Common Stock received upon exercise of the Public Warrants will begin on the date following the date of exercise or on the date of exercise of the Public Warrants; in either case, the holding period will not include the period during which the U.S. holder held the Public Warrants. If a Public Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Public Warrants.

The tax consequences of a cashless exercise of a Public Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Common Stock received would equal the holder’s basis in the Public Warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the Common Stock would either include the period during which the U.S. holder held the Public Warrant or be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Public Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Public Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised Public Warrants treated as surrendered to pay the exercise price of the Public Warrants (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the surrendered warrants and the U.S. holder’s tax basis in such Public Warrants. In this case, a U.S. holder’s tax basis in the Common Stock received would equal the sum of the U.S. holder’s initial tax basis in the Public Warrants exercised (except for any such tax basis allocable to the surrendered warrants) and the exercise price of the exercised Public Warrants. A U.S. holder’s holding period for the Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the Public Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem Public Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities— Public Warrants” or if we purchase Public Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Public Warrants.”

Possible Constructive Distributions. The terms of each Public Warrant provide for an adjustment to the number of shares of Common Stock for which the Public Warrant may be exercised or to the exercise price of the Public Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities— Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the Public Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Public Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Common Stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “—Taxation of Distributions” in the same manner as if the U.S. holders of the Public Warrants received a cash distribution from us equal to the fair market value of such increased interest.

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Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Public Warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock or Public Warrants who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and are not attributable to a U.S. permanent establishment under an applicable treaty), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Public Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Public Warrants” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise, Lapse or Redemption of a Public Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Public Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Public Warrants.” The U.S. federal income tax treatment for a Non-U.S. holder of a redemption of Public Warrants for cash described in the section of this prospectus entitled “Description of Securities— Public Warrants” (or if we purchase Public Warrants in an open market transaction) would be similar to that described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Public Warrants.”

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Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Public Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Public Warrants (including a redemption of our Public Warrants), unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. holder. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Public Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Public Warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such distribution.

Possible Constructive Distributions. The terms of each Public Warrant provide for an adjustment to the number of shares of Common Stock for which the Public Warrant may be exercised or to the exercise price of the Public Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities— Public Warrants.” An adjustment which has the effect of preventing dilution is generally not taxable. The Non-U.S. holders of Public Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Public Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of a stock dividend to the holders of our Common Stock, in each case which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Any resulting withholding tax may be withheld from future cash distributions as described above.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock and Public Warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person (by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption) in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) and, subject to the discussion of certain proposed U.S. Treasury regulations below, on the gross proceeds from a sale or other disposition of our Common Stock paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities. The IRS released proposed U.S. Treasury regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock. In its preamble to such proposed U.S. Treasury regulations, the IRS stated that taxpayers may generally rely on the proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued.

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PLAN OF DISTRIBUTION

We are registering the issuance of 17,250,000 shares of Common Stock issuable by us upon exercise of the Public Warrants.

We are also registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees of up to (A) 6,535,014 shares of Common Stock reserved for issuance upon conversion of an aggregate of 6,535,014 shares of Class A Common Stock issued in connection with the Business Combination to Hui Luo, the Company’s Chief Executive Officer and Chief Executive Officer of Class Over, upon exchange of her securities in Class Over, (B) 8,625,000 Founder Shares originally issued at a price of approximately $0.003 per share prior to BFAC’s initial public offering, (C) 350,000 shares of Common Stock issued to a certain former affiliate of BFAC in connection with the Business Combination and (D) 522,801 shares of Common Stock reserved for issuance upon conversion of Series A Preferred Stock issued to Ms. Luo upon exchange of her securities in Class Over, from time to time, through any means described below.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. With respect to Common Stock underlying the Public Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Public Warrants to the extent such Public Warrants are exercised for cash. In such case, we will receive up to an aggregate of approximately $201.3 million from the exercise of all such Public Warrants.

The Selling Securityholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the shares of Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s shares of Common Stock. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in any applicable registration rights agreement, sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

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•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date of this prospectus;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Securityholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Securityholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Securityholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

Subject to applicable law and Company policies relating to insider transactions, the Selling Securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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There can be no assurance that any Selling Securityholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Notwithstanding the foregoing, the Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We have agreed to indemnify certain of the Selling Securityholders against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreement or the Selling Securityholders will be entitled to contribution. We may be indemnified by certain of the Selling Securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus, in accordance with the related Registration Rights Agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock and Warrants are currently listed on Nasdaq under the symbols “KIDZ” and “KIDZW,” respectively.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Lock-up Arrangements

Certain of our stockholders have entered into lock-up arrangements. See “Securities Act Restrictions on Resale of Securities — Locked-up Common Stock.”

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LEGAL MATTERS

The validity of securities offered by this prospectus has been passed on by Graubard Miller, New York, New York.

EXPERTS

The consolidated financial statements of Classover Holdings, Inc. as of December 31, 2024 appearing in this prospectus have been audited by Bush & Associates CPA LLC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Class Over Inc. as of December 31, 2024 and 2023 appearing in this prospectus have been audited by Bush & Associates CPA LLC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Common Stock and Public Warrants offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, its shares of Common Stock, and its Public Warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on the Company at the SEC website containing reports, proxy statements and other information at www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

We also maintain an Internet website at www.classover.com. Through our website, we make available, free of charge, the following documents of the Company as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D or 13G; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

77

Battery Future Acquisition Corp. Financials
Balance Sheets	F-28
Unaudited Condensed Statements of Operations	F-29
Unaudited Condensed Statements of Changes in Shareholders' Deficit	F-30
Unaudited Condensed Statements of Cash Flows	F-31

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders,

Classover Holdings, Inc. and its subsidiaries

450 7th Avenue, Suite 905

New York, NY 10123

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Classover Holdings, Inc. and its subsidiaries as of December 31, 2024, and the related statements of operations and changes in stockholders’ equity, and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Classover Holdings, Inc. and its subsidiaries as of December 31, 2024, and the results of its operations and its cash flows for the period from May 2, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the financial statements, the entity does not have sufficient liquidity to meet its current obligations, that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to Classover Holdings, Inc. and its subsidiaries in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Classover Holdings, Inc. and its subsidiaries are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as Classover Holdings, Inc. and its subsidiaries' auditor since 2025.

Henderson, Nevada

PCAOB ID 6797

 April 28, 2025

F-2

Classover Holdings, Inc. and subsidiaries
Consolidated Balance Sheet
(Audited)

December 31, 2024
ASSETS
Current Assets
Cash	2

TOTAL ASSETS	$2

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	238

TOTAL LIABILITIES	$238

Stockholders’ Equity

Preferred Stock ($.0001 par value, 50 shares authorized, none issued and outstanding as of December 31, 2024)	-
Common stock-Class A ($.0001 par value, 1000 shares authorized, 0 issued and outstanding as of December 31, 2024)	-
Common stock-Class B ($.0001 par value, 100 shares authorized, 100 issued and outstanding as of December 31, 2024)	1
Additional paid-in capital	1
Accumulated deficit	(238)
Total Stockholders’ Equity	(236)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$2

The accompanying notes are an integral part of these financial statements.

4

Classover Holdings, Inc. and subsidiaries
Statement of Operations
(Audited)

For the Period May 2, 2024 (Inception) to December 31, 2024

Operating expenses

General and administrative expenses	$(238)
Total operating expenses	(238)

Net loss	$(238)

Basic and Diluted net loss per common share-Class B	$(2.38)

Weighted average number of Class B common shares outstanding - Basic and Diluted	100

The accompanying notes are an integral part of these financial statements.

5

Classover Holdings, Inc. and subsidiaries
Statement of Changes in Stockholders' Equity
For the Period May 2, 2024 (Inception) to December 31, 2024
(Audited)

	Common	Par Value Common	Additional
	Stock Class B	Stock Class B	Paid-in Capital	Accumulated Deficit	Total

Balances, May 2, 2024	-	$-	$-	$-	$-
Capital contribution	-	-	1	-	1
Ordinary shares issued	100	1	-	-	1
Net loss				(238)	(238)
Balances, December 31, 2024	100	$1	$1	$(238)	$(236)

The accompanying notes are an integral part of these financial statements.

6

Classover Holdings, Inc. and subsidiaries
Statement of Cash Flows
(Audited)

For the Period May 2, 2024 (Inception) to December 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(238)
Changes in operating assets and liabilities:
Accounts payable	238
Net cash provided by operating activities	-
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution from stockholders	1
Class B common stock subscription	1
Net cash provided by financing activities	2

Net change in cash	2
Beginning cash balance	-
Ending cash balance	$2

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

7

Classover Holdings, Inc.

Notes to Financial Statements

For the Period from May 2, 2024 (Inception) through December 31, 2024

Note 1 – Organization and Description of Business

Classover Holdings, Inc. (the “Company”) was incorporated in the State of Delaware under General Corporation Law on May 2, 2024. The Company was a wholly-owned subsidiary of Battery Future Acquisition Corp. (the “BFAC” or “Parent”), a special purpose acquisition corporation for effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company was incorporated for the purpose of effectuating a reorganization merger as part of the business combination with Class Over Inc. (“the Target”), an innovative education technology target company headquartered in New York City.

Pursuant to an Agreement and Plan of Merger (the “Business Combination Agreement”) dated on May 12, 2024 by and among the Company, BFAC, Target, BFAC Merger Sub 1 Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub 1”)  and BFAC Merger Sub 2 Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), upon the closing of the business combination (the “Closing”), Merger Sub 1 will merge with and into BFAC (the “Reorganization Merger”), with BFAC being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of the Company, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 will merge with and into the Target (the “Acquisition Merger”, and together with the Reorganization Merger the “Mergers”), with the Target being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of the Company.

Immediately after and as a result of the Reorganization Merger, Merger Sub 1 will cease to exist as a separate legal entity. Immediately after and as a result of the Acquisition Merger, Merger Sub 2 will cease to exist as a separate legal entity. Immediately after and as a result of the Mergers, the Company will own 100% of each of BFAC and the Target as the surviving entities of the Reorganization Merger and Acquisition Merger respectively.

Pursuant to the Business Combination Agreement, at the Closing, (i) each BFAC Ordinary Share issued and outstanding will be automatically converted into the right to receive one share of the Company’s Class B Common Stock and (ii) all the Target’s Common Stock issued and outstanding immediately prior to the Closing will be automatically converted into the right to receive an aggregate of 6,535,014 shares of the Company’s Class A Common Stock, 5,964,986 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock.

On April 4, 2025 (the “Closing Date”), the parties consummated the Mergers and the transactions contemplated by the Business Combination Agreement. The Company’s stocks are held by persons who held equity securities of BFAC, the Target, and certain service providers, respectively, prior to the Mergers.

The Company has selected December 31 as its fiscal year end. As of December 31, 2024, the Company had not commenced any operations. The Company does not generate any operating revenues until the Closing Date.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

8

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Ownership
BFAC Merger Sub 1 Corp. (“Merger Sub 1”)	A Delaware company Incorporated on May 2, 2024 for merger purpose	100% directly owned by the Company
BFAC Merger Sub 2 Corp. (“Merger Sub 2”)	A Delaware company Incorporated on May 2, 2024 for merger purpose	100% directly owned by the Company

Going Concern Consideration

In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” as of December 31, 2024, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the BFAC Sponsor and its affiliates (the “Sponsor”), and the Sponsor has the financial wherewithal to fund the Company, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Mergers or a minimum one year from the date of issuance of these financial statements.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements and notes are presented in accordance with accounting principles generally accepted in the United States of America (the U.S. GAAP) and are presented in U.S. dollars. These financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our ordinary shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would apply to private companies.

9

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $2 in cash and no cash equivalents as of December 31, 2024.

Income Taxes

The Company provides for income taxes in accordance with the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities for financial reporting and for income tax reporting. The deferred tax asset or liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance is established for any deferred tax asset for which it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded on December 31, 2024, related to uncertain tax positions.

Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of December 31, 2024 and, thus, anti-dilution issues are not applicable.

10

Recently Issued Accounting Pronouncements

Management has considered all recent accounting pronouncements issued and their potential effect on the financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

Note 3 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred, and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 31, 2024.

Note 4 – Shareholder Equity

Preferred Shares

The Company is authorized to issue 10,000,000 preferred shares with a par value of $0.0001 and with such designations, voting, limitation, and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2024, there were no preferred shares issued or outstanding.

Class A Ordinary shares

The Company is authorized to issue 50,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class A ordinary shares. As of December 31, 2024, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary shares

The Company is authorized to issue 450,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to five votes for each share of Class B ordinary shares. As of December 31, 2024, there were 100 Class B ordinary shares issued and outstanding.

Except as otherwise required by law or in the Bylaws, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of the stockholders is permitted at such time under this Certificate of Incorporation) of the stockholders of the Company, (b) be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company and (c) be entitled to vote upon such matters and in such manner as may be provided by General Corporation Law of the State of Delaware (the “DGCL”). Except as otherwise expressly provided herein or required by the DGCL, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to five (5) votes per share of Class B Common Stock held of record by such holder.

11

Note 5 – Subsequent Events

As previously disclosed, on May 12, 2024, the Company entered into the Business Combination Agreement by and among the Company, BFAC, Target, Merger Sub 1 and Merger Sub 2.

Pursuant to the Business Combination Agreement, upon the closing of the Business Combination (the “Closing”), Merger Sub 1 was to merge with and into BFAC (the “Reorganization Merger”), with BFAC being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of the Company, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 was to merge with and into the Target (the “Acquisition Merger”, and together with the Reorganization Merger the “Mergers”), with the Target being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of the Company.

On April 4, 2025 (the “Closing Date”), the parties consummated the Mergers and the transactions contemplated by the Business Combination Agreement. The Company issued to the former security holders of the Target an aggregate of 6,535,014 shares of Class A Common Stock, 5,964,986 shares of Class B Common Stock and 1,000,000 shares of Series A preferred stock in exchange for their equity interests in the Company.

In addition, at Closing, the Company issued 168,356 shares of Class B Common Stock to BFAC public shareholders in exchange for same number of BFAC Class A ordinary shares and 820,000 shares of Class B Common Stock to certain Target employees pursuant to an incentive plan. The Company also issued to a certain investor (the “PIPE Investor”) (i) 2,400 shares of Series B preferred stock, (ii) a warrant to purchase 1,600 shares of Series B Preferred Stock (the “First Preferred Warrant”), and (iii) a warrant to purchase 1,000 shares of Series B Preferred Stock (the “Second Preferred Warrant,” and together with the First Preferred Warrant, the “Preferred Warrants”), pursuant to the terms of a PIPE Agreement, dated November 22, 2024 (the “PIPE Agreement”), entered into by Pubco, BFAC and the PIPE Investor. At the Closing, the PIPE Investor exercised the First Preferred Warrant to purchase 1,000 shares of Series B Preferred Stock and on April 14, 2025, the PIPE Investor exercised the remaining portion of the First Preferred Warrant and the Second Preferred Warrant in full. Accordingly, the Company issued to the PIPE Investor an aggregate of 5,000 shares of Series B Preferred Stock for an aggregate of $4,750,000 (net of original issue discount).

F-11

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders,

Class Over Inc.

450 7th Avenue, Suite 905

New York, NY 10123

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Class Over Inc. as of December 31, 2024, and the related statements of operations and changes in stockholders’ equity, and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Class Over Inc. as of December 31, 2024, and the results of its operations and its cash flows for year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to Class Over Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Class Over Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as Class Over Inc.'s auditor since 2025.

Henderson, Nevada

April 16, 2025

F-12

CLASS OVER INC.

CONSOLIDATED BALANCE SHEETS

 (EXPRESSED IN US DOLLARS)

	December 31,	December 31,
	2024	2023

ASSETS

Current assets:
Cash	$50,682	$787,652
Prepayments and other current assets	15,557	17,400
Due from related parties	8,251	9,297

Total current assets	74,490	814,349

Noncurrent assets:
Property and equipment, net	218,617	87,735
Operating lease right-of-use assets, net	1,552,242	1,845,768

Total noncurrent assets	1,770,859	1,933,503

TOTAL ASSETS	$1,845,349	$2,747,852

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,200	$60
Interest payable	19,072	9,969
Deferred revenues	2,719,091	2,561,246
Due to related parties	249,545	356,631
Operating lease liabilities - current	314,685	295,475
Accrued liabilities and other payables	63,415	19,517

Total current liabilities	3,373,008	3,242,898

Noncurrent liabilities:
Convertible notes payable	1,750,000	1,650,000
Operating lease liabilities - noncurrent	1,241,495	1,556,180

Total noncurrent liabilities	2,991,495	3,206,180

TOTAL LIABILITIES	6,364,503	6,449,078

Commitments and contingencies	-	-

Stockholders' equity:
Ordinary shares, $0.0001 par value, 3,500,000 shares authorized, 1,578,500 and 1,500,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	158	150
Additional paid-in capital	80,412	55,300
Accumulated deficit	(4,599,724)	(3,756,676)

Total stockholders' (deficit)	(4,519,154)	(3,701,226)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$1,845,349	$2,747,852

See accompanying notes to the consolidated financial statements.

F-13

CLASS OVER INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

 (EXPRESSED IN US DOLLARS)

	For the Year Ended December 31,
	2024	2023

Revenues:
Service revenues	$3,375,604	$2,996,835
Consulting revenues (related party)	300,000	100,000

Total revenues	3,675,604	3,096,835

Cost of revenues:
Cost of revenues	1,616,428	1,437,979

Total cost of revenues	1,616,428	1,437,979

Gross profit	2,059,176	1,658,856

Operating expenses:
Selling and marketing	657,003	505,518
General and administrative	2,196,747	1,551,633
Research and development	39,254	26,730

Total operating expenses	2,893,004	2,083,881

(Loss) from operations	(833,828)	(425,025)

Interest and other expense	(9,220)	(8,030)

(Loss) before provision for income taxes	(843,048)	(433,055)
Provision for income taxes	-	-

Net (loss)	$(843,048)	$(433,055)

Net loss per share - basic and diluted	$(0.53)	$(0.29)
Weighted average shares outstanding - basic and diluted	1,576,995	1,500,000

See accompanying notes to the consolidated financial statements.

F-14

CLASS OVER INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

 (EXPRESSED IN US DOLLARS)

	Ordinary shares	Ordinary shares amount	Additional Paid-in Capital	Accumulated deficit	Total
Balance at December 31, 2022	1,500,000	$150	$55,300	$(3,323,621)	$(3,268,171)
Net loss			-	(433,055)	(433,055)
Balance at December 31, 2023	1,500,000	$150	55,300	(3,756,676)	(3,701,226)
Stock compensation issued for consulting services	78,500	8	25,112	-	25,120
Net loss			-	(843,048)	(843,048)
Balance at December 31, 2024	1,578,500	$158	$80,412	$(4,599,724)	$(4,519,154)

See accompanying notes to the consolidated financial statements.

F-15

CLASS OVER INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (EXPRESSED IN US DOLLARS)

	For the Year Ended December 31,
	2024	2023

Cash flows from operating activities:
Net (loss)	$(843,048)	$(433,055)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	54,823	27,741
Amortization of operating lease right-of-use assets	293,526	282,309
Stock compensation issued for consulting services	25,120	-
Changes in operating assets and liabilities:
Due from related parties	1,046	(4,297)
Prepayments and other current assets	1,843	(8,900)
Accounts payable	7,140	(484)
Interest payable	9,103	5,280
Deferred revenues	157,845	59,626
Operating lease liabilities	(295,475)	(277,578)
Due to related parties	(237,086)	324,561
Accrued liabilities and other payables	43,898	(32,977)
Net cash (used in) operating activities	(781,265)	(57,774)

Cash flows from investing activities:
Purchases of property and equipment	(185,705)	-
Net cash (used in) investing activities	(185,705)	-

Cash flows from financing activities:
Proceeds from convertible notes payable	100,000	200,000
Proceeds from promissory notes related party	130,000	-
Net cash provided by financing activities	230,000	200,000

Net (decrease) increase in cash	(736,970)	142,226
Cash, beginning of period	787,652	645,426

Cash, end of period	$50,682	$787,652

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

See accompanying notes to the consolidated financial statements.

F-16

CLASS OVER INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of the Business and Basis of Presentation

Class Over Inc. (the “Company,” “Classover DE,” “we,” “us” or “our”) was formed on March 16, 2022 as a holding company in Delaware, which was 100% controlled by the sole owner Hui Luo. Class Over Inc. (“Classover NJ”) was formed on June 16, 2020 in New Jersey, which was 100% controlled by the sole owner Hui Luo. Classover NJ is an online enrichment program that offers over 20 courses taught by certified instructors. It caters to children aged 4 to 17, providing personalized attention and a supportive learning environment. On April 19, 2022, Classover DE entered into a stock transfer agreement with Classover NJ. After the share exchange, Classover DE owned 100% of Classover NJ.

Classover DE and Classover NJ were under common control as the same shareholder held more than 50% of the voting ownership interest of each entity. Accordingly, the accompanying consolidated financial statements retroactively reflect the reorganization effective for all periods presented.

Basis of Presentation—The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) from the Company’s accounting records and reflect the financial position and results of operations for the fiscal years ended December 31, 2024 and 2023.

Note 2. Summary of Significant Accounting Policies

Accounting Principles—The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America (GAAP).

Principles of Consolidation—The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant intercompany transactions and balances between the Company and its subsidiary are eliminated upon consolidation.

Liquidity and Going Concern— As of December 31, 2024, the Company had cash of $50,682, current liabilities of $3,373,008, a working capital deficit of $3,298,518, and a stockholders’ deficit of $4,519,154. For the years ended December 31, 2024 and 2023, the Company had losses of $843,048 and $433,055, respectively. However, Management of the Company has evaluated the sufficiency of its working capital and concluded that the Company’s available cash and cash equivalents, cash generated from operations, issuance of debt and equity securities will be sufficient to support its continuous operations and to meet its payment obligations when liabilities fall due within the next twelve months from the date of issuance of these combined and consolidated financial statements. Accordingly, the Company’s combined and consolidated financial statements are prepared on going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due.

Use of Estimates—The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to, useful lives of property and equipment, valuation of deferred tax assets and liabilities, operating lease right-of-use assets and liabilities and deferred revenue. Actual results may differ materially from such estimates. Management believes that the estimates, and judgments upon which they rely, are reasonable based upon information available to them at the time that these estimates and judgments are made. To the extent that there are material differences between these estimates and actual results, the Company’s consolidated financial statements will be affected.

Revenue Recognition— The Company has three predominant sources of revenue: time-based subscriptions, credit-based subscriptions to our online courses, and marketing consulting services.

F-17

Subscription Revenue

Customers are required to pay in advance to enroll for courses.  For time-based subscriptions, we are obligated to provide students with unlimited access to our course for a specified term. For credit-based subscriptions, we offer our students the flexibility to take courses at any time up to the limit of their prepaid balance. Each contract of the online education service is accounted for as a single performance obligation which is satisfied ratably over the service period. We charge fixed fees for the services contracts. The proceeds collected are initially recorded as deferred revenue. For credit-based subscriptions, revenues are recognized proportionately as the courses are delivered. For time-based subscriptions, revenues are recognized on a straight-line basis over the subscription period from the date in which the students activate the courses to the date of expiration. Refunds are provided to the students who decide to withdraw from the subscribed courses within the course offer period and a proportional refund is based on the percentage of untaken courses to the total courses purchased. Historically, the Company has not experienced material refunds.

Consulting Revenue

The Company also generates revenue from consulting services. The Company’s consulting program is designed to teach startup founders within the education sector how to market their product, refine their course content, infrastructure, and business models, achieve market fit and operating efficiency, and scale the startup into a high growth education business. The Company’s performance obligation is to provide consulting services to startup founders for a specific term. Customers are required to prepay the full consulting service charge, which is fixed and determinable, at contract inception to secure program spot, and revenue is recognized over time on a straight-line basis through the service term.

Principal Agent Considerations—The Company makes its application available to be downloaded through third-party digital distribution service providers. Users who intend to enroll our courses are directed to third-party payment platforms before completing the subscription with us. The Company evaluates the purchases via third-party payment processors to determine whether its revenues should be reported gross or net of fees retained by the payment processor. The Company is the principal in the transaction with the end user as a result of controlling, hosting, and integrating the delivery of the virtual items to the end user. The Company records revenue on a gross basis as a principal and records fees paid to third-party payment platforms as cost of revenues.

Deferred Revenue— Deferred revenue mostly consists of payments we receive in advance of revenue recognition. Revenue is recognized over the life of the subscription, or as the delivery of the pre-purchased class sessions occurs. The Company classifies deferred revenue as a short-term liability on the balance sheets as the longest subscription plan is for twelve months and the remaining sessions are expected to be delivered within twelve months or less.

Cost of Revenue—Cost of revenue predominantly consists of streaming services, third-party payment processing fees, and wages for teachers and certain employees engaged in producing the revenue.

Referral Incentives – Referral incentives are course credits that we offer to our customers for referring new customers. The incentives are expensed as incurred when the credits are consummated and the corresponding expenses, which are independent educators’ compensation allocated to service the referral credits, are included in selling expenses

Cash and Cash Equivalents—Cash consists primarily of cash on hand and bank deposits. The Company maintains cash deposits with financial institutions that may exceed federally insured limits at times. The following table shows the breakout between cash on hand and bank deposits.

	December 31, 2024	December 31, 2023

Cash on hand	$3,144	$3,144
Bank deposits	47,538	784,508
Total cash shown in the Statement of Cash Flows	$50,682	$787,652

F-18

Property and Equipment—Property and equipment primarily includes computers and furniture stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over 5 years.

Leasehold improvements are amortized over the lesser of the life of the lease or the estimated useful life of the leasehold improvements. Costs related to maintenance and repairs that do not extend the assets’ useful life are expensed as incurred.

Income Taxes—The Company provides for income taxes in accordance with the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities for financial reporting and for income tax reporting. The deferred tax asset or liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance is established for any deferred tax asset for which it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded at December 31, 2024 and December 31, 2023 related to uncertain tax positions.

Fair Value of Financial Instruments—The Company accounts for certain assets and liabilities at fair value in accordance with the accounting guidance applicable to fair value measurements and disclosures.

The carrying values of cash, accounts payable, deferred revenues, interest payable, due to related parties, and accrued liabilities and other payables are deemed to be reasonable estimates of their fair values because of their short-term nature.

Research and Development Costs— Research and development expenses are expensed as incurred and include compensation-related expenses to the outsourced subcontractors for maintenance of our online learning platform.

Segment Information and Geographic Data—FASB ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. Based on management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280.

Advertising Costs—Advertising costs amounted to $63,176 and $96,255 for the years ended December 31, 2024 and 2023, respectively. Advertising costs are expensed as incurred and included in selling expenses.

Contingencies—The Company records accruals for contingencies and legal proceedings expected to be incurred in connection with a loss contingency when it is probable that a liability has been incurred and the amount can be reasonably estimated.

If a loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss, would be disclosed.

F-19

Operating Leases—Effective January 1, 2022, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. On November 1, 2022, the Company recognized approximately $2.2 million of right of use (“ROU”) assets and operating lease liabilities based on the present value of the future minimum rental payments of the sublease with related party Dream Go for its office space expiring on October 31,2029, using an incremental borrowing rate of 4%.

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option would result in an economic penalty. The Company’s real estate sublease has been classified as an operating lease.

Since the implicit rate for the Company’s sublease was not readily determinable, the Company used its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception; therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Our sublease does not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and includes the associated operating lease payments in the undiscounted future pre-tax cash flows.

Earnings (loss) per Share

The Company computes earnings (loss) per share (“EPS”) in accordance with FASB ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2024 and 2023, the convertible notes payable were excluded from the calculation of diluted EPS as their inclusion would have been anti-dilutive.

Recently Adopted Accounting Pronouncements—

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which modifies the measurement of expected credit losses of certain financial instruments. This new guidance was effective for private companies for fiscal years beginning after December 15, 2021, but early adoption was permitted. The adoption of this guidance did not have an impact on our consolidated financial statements and related disclosures.

F-20

Note 3. Property and Equipment, net

Property and equipment consists of the following as of December 31, 2024 and December 31, 2023:

	December 31, 2024	December 31, 2023
Computers and electronic equipment	$55,532	$55,532
Furniture and fixtures	91,018	83,178
Leasehold improvements	177,865	—
Total property and equipment	324,415	138,710
Less: accumulated depreciation	(105,798)	(50,975)
Total property and equipment, net	$218,617	$87,735

Depreciation expense was $54,823 and $27,741 for the years ended December 31, 2024 and 2023, respectively, and is included within general and administrative expenses in the Company’s statements of operations.

Note 4. Leases

On November 1, 2022, the Company entered into an operating sublease with a related party, Dream Go, for its office space located at 450 7th Avenue, Suite 905, New York, NY 10123 expiring on October 31, 2029. On November 1, 2022, the Company recognized approximately $2.2 million of ROU assets and operating lease liabilities based on the present value of the future minimum rental payments of the sublease, using an incremental borrowing rate of 4%.

As of December 31, 2024, the Company’s operating sublease had a remaining lease term of approximately 4.8 years.

For the years ended December 31, 2024 and 2023, rent expense for the operating sublease was $361,011 and $361,012, respectively.

The Company’s sublease obligations as of December 31, 2024 are presented below:

Year ending December 31,
2025	$370,221
2026	242,211
2027	388,790
2028	407,405
Remaining	310,114
Total future lease payments	1,718,741
Less: Interest	(162,561)
Present value of lease liabilities	$1,556,180

Future amortization of the Company’s ROU assets is presented below:

Year ended December 31,
2025	$305,476
2026	314,154
2027	326,161
2028	340,709
Remaining	265,742
Total	$1,552,242

F-21

Subleases

On November 1, 2022, the Company entered into sublease agreements with related parties (1) Dream Legal Group, Inc., (2) Tigerless Health, Inc., and (3) First Cover, Inc. to sub rent portions of its office space located at 450 7th Avenue, Suite 905, New York, NY 10123. These subleases are month-to-month starting on November 1, 2022 and ending upon a notice of 30 days from either party.

On July 1, 2024, the Company terminated the subleases with Tigerless Health, Inc, and First Cover, Inc. Sublease income is recognized on the straight-line basis over the lease term. Billed and uncollected operating lease receivables will be included in due from related parties which are stated at their estimated net realizable value. For the years ended December 31, 2024 and 2023, the Company’s income from these three subleases totaled $108,965 and $149,807, respectively (which has been reflected as a reduction of general and administrative expenses in the accompanying consolidated Statements of Operations).

Note 5. Accrued Liabilities and Other Payables

Accrued liabilities and other payables consisted of the following:

	December 31, 2024	December 31, 2023
Credit card payable	$58,269	$15,289
Payroll tax payable	5,146	4,228
Total	$63,415	$19,517

Note 6. Income Taxes

The Company had no income tax provision for the years ended December 31, 2024 and 2023.

The Company has the following deferred tax assets (liabilities) as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Net operating loss carryforwards	$965,019	$790,223
Other expense temporary difference	2,813	2,544
Total deferred tax assets	967,833	792,767
Deferred revenue	-	-
Deferred tax liability- Depreciation	(2,263)	(2,777)
Allowance	(965,570)	(789,990)
Net deferred taxes	$-	$-

The Company evaluated the recoverable amounts of deferred tax assets, and provided a valuation allowance to the extent that future taxable profits will not be available against which the net operating loss and temporary differences can be utilized. A valuation allowance is provided against deferred tax assets when the Company determines that it is more likely than not that the deferred tax assets will not be utilized in the future. In making such determination, the Company considered factors including future taxable income exclusive of reversing temporary differences and tax loss carry forwards. The Company has provided a full valuation allowance for the net deferred tax asset as it is not more likely than not that the asset will be realized.

F-22

The provision for income taxes differs from the amounts computed by applying the federal statutory rate as follows for the periods ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Federal statutory rate	21.0%	21.0%
Valuation allowance	(21.0)	(21.0)

Effective income tax rate	0.0%	0.0%

The effective tax rate for the three and twelve months ended December 31, 2024 and 2023 is less than the statutory rate primarily as a result of the valuation allowance for net deferred tax assets.

No uncertain tax benefits have been recorded for the three and twelve months ended December 31, 2024 and 2023.

On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” (the “Act”) was signed into law. The Act includes provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The Company analyzed the provisions of the Act and determined there was no significant impact to its income taxes for the periods presented.

As of December 31, 2024, the Company has approximately $4,595,000 in federal net operating loss carryforwards. These loss carryforwards have an indefinite life.

The Company’s tax years 2021 and forward generally remain subject to examination by federal and state tax authorities.

Note 7. Related parties

As of December 31, 2024 and December 31, 2023, the Company has related party transactions with the following affiliates and affiliated entities:

Related Party Name	Relationship
Hui Luo	Majority owner of the Company
Yi Liu	Spouse of Hui Luo
Genius Kid Class LLC	An entity controlled by Yi Liu
Dream Legal Group, Inc	An entity controlled by Hui Luo
Ideal Force LLC	An entity controlled by Yi Liu
Tigerless Health, Inc*	Hui Luo as a minority shareholder
First Cover, Inc*	Hui Luo as a minority shareholder
Dream Go Inc.	An entity controlled by Hui Luo

*In November 2023, Hui Luo transferred the minority ownership of Tigerless Heath, Inc and First Cover, Inc to other third parties and those two entities are no longer related parties of the Company.

Due from related parties

	As of December 31,
	2024	2023

Due from First Cover, Inc*	$—	$2,699
Due from Tigerless Health, Inc*	—	6,598
Due from Dream Legal Group, Inc.	8,251	-
Total due from related parties	$8,251	$9,297

*As of December 31, 2024, Tigerless Heath, Inc and First Cover, Inc are no longer related parties to the Company.

F-23

Due to related parties

	As of December 31,
	2024	2023
Due to Yi Liu-accrued interest on convertible note* (see Note 8)	$—	$2,146
Due to Luo Hui-accrued interest on promissory note***	866	—
Due to Luo Hui – promissory note***	130,000	-
Due to Dream Go Inc.	117,379	54,485
Due to Genius Kid Class LLC**	—	300,000
Total due to related parties - current	249,545	356,631
Due to Yi Liu – convertible note due February 7, 2027* (see Note 8)	—	250,000

* Convertible note was transferred from Yi Liu to third party holders on December 20, 2024.

**Consulting fee received in advance. Services were provided over the nine months ended September 30, 2024.

*** Due on August 15, 2025, at a rate of 4% per annum.

The following table represents related party transactions for the years ended December 31, 2024 and 2023:

		Year Ended December 31,
Name	Business Purpose of Transaction	2024	2023
Dream Legal Group, Inc	Sublease income	$71,344	$60,080
First Cover, Inc*	Sublease income	—	22,432
Tigerless Health, Inc*	Sublease income	—	67,295
Dreamgo Inc.	Rent expense	361,011	361,011
Genius Kid Class LLC	Consulting revenue	300,000	100,000

*In November 2023, Hui Luo transferred the minority ownership of Tigerless Heath, Inc and First Cover, Inc to other third parties and those two entities are no longer related parties of the Company.

Sublease income has been reflected as a reduction of general and administrative expenses in the accompanying consolidated statements of operations.

As of December 31, 2024 and December 31, 2023, the Company has the following ROU assets and operating lease liabilities recognized from related party under ASC 842 (Note 4):

		December 31, 2024	December 31, 2023
Dreamgo Inc.	ROU assets	$1,552,242	$1,845,768
Dreamgo Inc.	Short term obligation under operating leases	$(314,685)	$(295,475)
Dreamgo Inc.	Long term obligation under operating leases	$(1,241,495)	$(1,556,180)

F-24

Note 8. Convertible Notes Payable

Promissory convertible notes are unsecured obligations subordinated to the Company’s senior debts, if any. These notes have a principal balance that accrues simple interest at a rate of 0.44% per annum and matures five years from the date of issuance.

The conversion of these notes into equity occurs at the earliest of:

1)	the closing of the next qualified equity financing, which is the next sale of preferred stock for purpose of raising capital following the issuance of convertible notes; or
2)

at the election of the requisite noteholders following a corporate transaction, which occurs at i) the sale, transfer, or disposition of all or substantially all of the Company’s assets; or ii) the consummation of a merger or consolidation of the Company with or into entity; or iii) the transfer of more than 50% of outstanding voting securities of the Company; or

3)	at the maturity.

The conversion price is calculated based on:

1)	the product of 80% and the lowest per share purchase price of preferred stock issued in the next equity financing; or
2)	the quotient resulting from dividing a conversion valuation cap by the fully diluted capitalization of the Company immediately prior to the closing of a corporate transaction; or
3)	the quotient resulting from dividing a conversion valuation cap by the fully diluted capitalization of the Company immediately prior to maturity.

Convertible notes payable is comprised of the following as of December 31, 2024 and December 31, 2023:

Borrower No.	Amount	Interest Rate	Conversion Cap	Closing Date	Maturity Date	December 31, 2024	December 31, 2023
1	$250,000	0.44%	$3,000,000	2/7/2022	2/7/2027	$250,000	$250,000
2	62,500	0.44%	3,000,000	2/7/2022	2/7/2027	62,500	62,500
3	62,500	0.44%	3,000,000	2/7/2022	2/7/2027	62,500	62,500
4	35,000	0.44%	3,000,000	2/7/2022	2/7/2027	35,000	35,000
5	90,000	0.44%	3,000,000	2/7/2022	2/7/2027	90,000	90,000
6	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000	50,000
7	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000	50,000
8	10,000	0.44%	3,000,000	2/7/2022	2/7/2027	10,000	10,000
9	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000	50,000
10	30,000	0.44%	3,000,000	2/7/2022	2/7/2027	30,000	30,000
11	100,000	0.44%	3,000,000	2/7/2022	2/7/2027	100,000	100,000
12	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000	50,000
13	20,000	0.44%	3,000,000	2/7/2022	2/7/2027	20,000	20,000
14	20,000	0.44%	3,000,000	2/7/2022	2/7/2027	20,000	20,000
15	20,000	0.44%	3,000,000	3/3/2022	3/3/2027	20,000	20,000
16	18,176	0.44%	3,000,000	2/7/2022	2/7/2027	18,176	18,176
17	53,015	0.44%	3,000,000	2/7/2022	2/7/2027	53,015	53,015
18	53,015	0.44%	3,000,000	2/7/2022	2/7/2027	53,015	53,015
19	27,265	0.44%	3,000,000	2/7/2022	2/7/2027	27,265	27,265
20	98,529	0.44%	3,000,000	2/7/2022	2/7/2027	98,529	98,529
21	50,000	0.44%	3,000,000	4/7/2022	4/7/2027	50,000	50,000
22	200,000	0.44%	5,000,000	12/6/2023	12/6/2028	200,000	200,000
23	50,000	0.44%	5,000,000	3/15/2024	3/15/2029	50,000	-
24	50,000	0.44%	5,000,000	3/15/2024	3/15/2029	50,000	-
25	87,500	0.44%	3,000,000	2/7/2022	2/7/2027	87,500	87,500
26	62,500	0.44%	3,000,000	2/7/2022	2/7/2027	62,500	62,500
27	100,000	0.44%	3,000,000	2/7/2022	2/7/2027	100,000	100,000
Totals	$1,750,000					$1,750,000	$1,650,000

F-25

Note 9. Segment information and revenue analysis

The Company follows ASC 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decisions about allocating resources to each segment and evaluating their performances. The Company has one reporting segment. The Company’s chief operating decision maker has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company and hence the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting.

Disaggregated information of revenues by stream are as follows:

	2024	2023
Revenues:
Time-based subscriptions	$1,161,383	$1,327,108
Credit-based subscriptions	2,214,221	1,669,727
Marketing revenues (related party)	300,000	100,000
Total revenues	$3,675,604	$3,096,835

Note 10. Commitments and Contingencies

Acquisition Agreement

On May 12, 2024, the Company executed an Agreement and Plan of Merger (“Business Combination Agreement”) with Battery Future Acquisition Corp. ( “BFAC”), Classover Holdings, Inc. (“Pubco”), BFAC Merger Sub 1 Corp. (“Merger Sub 1”), and BFAC Merger Sub 2 Corp. (“Merger Sub 2”). The Business Combination Agreement provides for Pubco’s acquisition of 100% of the issued and outstanding equity of the Company in exchange for the issuance of (1) an aggregate of 6,534,014 shares of Pubco Class A common stock, (2) an aggregate of 5,964,986 shares of Pubco Class B common stock to the Company stockholders and Company noteholders and (3) an aggregate of 1,000,000 shares of Pubco preferred stock allocated among the Company stockholders and Company noteholders as specified in the Business Combination Agreement. Closing of the Business Combination Agreement is subject to satisfaction of certain conditions precedent.

Legal Proceedings

The Company may be involved in various claims and legal actions arising in the ordinary course of business. The Company establishes an accrued liability for legal proceedings only when those matters present loss contingencies that are both probable and reasonably estimatable.

At December 31, 2024, the Company was not involved in any material legal proceedings regarding claims or legal actions against the Company.

Note 11. Concentration of risk

Credit risk—The Company’s concentration of credit risk relates to financial institutions holding the Company’s cash. The Company maintains cash deposits with financial institutions that may exceed federally insured limits at times. The insurance coverage for cash deposits at each bank is $250,000. As of December 31, 2024, the cash balance in each financial institution is insured by the FDIC. Management believes that the financial institutions that hold the Company’s deposits are financially credit worthy and, accordingly, minimal credit risk exists with respect to those balances.

F-26

Customer concentration risk—For the three and twelve months ended December 31, 2024 and 2023, no customer accounted for more than 10% of the Company’s total revenues.

Vendor concentration risk—For the three and twelve months ended December 31, 2024 and 2023, no vendor accounted for over 10% of the Company’s total purchases.

Note 12. Subsequent Events

As previously disclosed, on May 12, 2024, the Company entered into the Business Combination Agreement by and among the Company, BFAC, Pubco, Merger Sub 1 and Merger Sub 2.

Pursuant to the Business Combination Agreement, upon the closing of the Business Combination (the “Closing”), Merger Sub 1 was to merge with and into BFAC (the “Reorganization Merger”), with BFAC being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of Pubco, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 was to merge with and into the Company (the “Acquisition Merger”, and together with the Reorganization Merger the “Mergers”), with the Company being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of Pubco.

On April 4, 2025 (the “Closing Date”), the parties consummated the Mergers and the transactions contemplated by the Business Combination Agreement. Pubco issued to the former security holders of the Company an aggregate of 6,535,014 shares of Class A Common Stock, 5,964,986 shares of Class B Common Stock and 1,000,000 shares of Series A preferred stock in exchange for their equity interests in the Company.

In addition, at Closing, Pubco issued to a certain investor (the “PIPE Investor”) (i) 2,400 shares of Series B preferred stock, (ii) a warrant to purchase 1,600 shares of Series B Preferred Stock (the “First Preferred Warrant”), and (iii) a warrant to purchase 1,000 shares of Series B Preferred Stock (the “Second Preferred Warrant,” and together with the First Preferred Warrant, the “Preferred Warrants”), pursuant to the terms of a PIPE Agreement, dated November 22, 2024 (the “PIPE Agreement”), entered into by Pubco, BFAC and the PIPE Investor. At the Closing, the PIPE Investor exercised the First Preferred Warrant to purchase 1,000 shares of Series B Preferred Stock and on April 14, 2025, the PIPE Investor exercised the remaining portion of the First Preferred Warrant and the Second Preferred Warrant in full. Accordingly, Pubco issued to the PIPE Investor an aggregate of 5,000 shares of Series B Preferred Stock for an aggregate of $4,750,000 (net of original issue discount).  In connection with this transaction, certain former shareholders of the Company transferred an aggregate of 1,000,000 shares of Class B Common Stock of Pubco to the PIPE Investor.

F-27

BATTERY FUTURE ACQUISITION CORP.

BALANCE SHEETS

	December 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$1,815	$111,819
Prepaid expenses	-	-
Total current assets	1,815	111,819
Cash held in Trust Account	42,302,760	56,708,101
Total assets	$42,304,575	$56,819,920

Liabilities and Shareholders’ Equity
Accrued offering costs and expenses	$199,773	$2,368,029
Due to related party	312,087	2,358,135
Total current liabilities	511,860	4,726,164

Warrant liability	431,250	3,479,807
Total liabilities	943,110	8,205,971

Commitments
Class A ordinary share subject to possible redemption, $0.0001 par value, 3,683,125 and 5,170,599 shares at an approximate redemption value of $11.49 per share as of December 31, 2024 and $10.97 per share as of December 31, 2023, respectively	42,302,501	56,707,840

Shareholders’ Equity:
Preference shares, $0.0001 par value; 34,500,000 shares authorized; none issued and outstanding	-	-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,000,000 and none issued and outstanding as of December 31, 2024 and 2023, respectively	200	-
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,625,000 shares and 8,625,000 shares issued and outstanding as of December 31, 2024 and 2023, respectively	663	863
Additional paid-in capital	2,438,872	-
Accumulated deficit	(3,380,771)	(8,094,754)
Total shareholders’ equity	(941,036)	(8,093,891)
Total Liabilities and Shareholders’ Equity	$42,304,575	$56,819,920

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-28

BATTERY FUTURE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2024	Year Ended December 31, 2023
General and administrative expenses	$561,738	$3,430,328

Loss from operations	(561,738)	(3,430,328)
Other income:
Interest earned on investment held in Trust Account	2,229,081	9,953,034
Interest on promissory note - related party	(7,306)	(76,149)
Debt forgiveness	1,606,901	80,059
Change in fair value of warrant liabilities	1,447,044	(1,260,642)

Total other income, net	5,275,720	8,696,302
Net income	$4,713,982	$5,265,974

Weighted average shares outstanding of Class A redeemable ordinary shares	5,170,599	20,693,851

Basic and diluted net income per share, Class A redeemable ordinary shares	$0.34	$0.18

Weighted average shares outstanding of Class A non-redeemable ordinary shares	1,254,795	-

Basic and diluted net income per share, Class A non-redeemable ordinary shares	$0.34	$-

Weighted average shares outstanding of Class B non-redeemable ordinary shares	7,370,205	8,625,000

Basic and diluted net income per share, Class B non-redeemable ordinary shares	$0.34	$0.18

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-29

BATTERY FUTURE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in-	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — December 31, 2022	-	$-	8,625,000	$863	$-	$(2,157,067)	$(2,156,204)
Net income	-	-	-	-	-	5,265,974	5,265,974
Accretion for shares subject to possible redemption	-	-	-	-	-	(11,203,661)	(11,203,661)
Balance — December 31, 2023	-	$-	8,625,000	$863	$-	$(8,094,754)	$(8,093,891)
Forgiveness of due to related parties	-	-	-	-	3,066,441	-	3,066,441
Cancellation of private warrants	-	-	-	-	1,601,513	-	1,601,513
Conversion of Class B shares to Class A	2,000,000	200	(2,000,000)	(200)	-	-	-
Net income	-	-	-	-	-	4,713,982	4,713,982
Accretion for shares subject to possible redemption	-	-	-	-	(2,229,081)		(2,229,081)
Balance — December 31, 2024	2,000,000	$200	6,625,000	$663	$2,438,873	$(3,380,772)	$(941,036)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-30

BATTERY FUTURE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2024	Year Ended December 31, 2023
Cash Flows from Operating Activities:
Net income	$4,713,982	$5,265,974
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(2,229,081)	(9,953,034)
Interest on working capital loan - related party	7,306	27,180
Debt forgiveness	(1,606,901)	-
Change in fair value of warrant liabilities	(1,447,044)	1,260,642
Changes in operating assets and liabilities:
Prepaid expenses	-	389,583
Accounts payable	107,646	1,753,190
Net cash used in operating activities	(454,092)	(1,256,465)

Cash flows from investing Activities:
Investment of cash in Trust Account	-	(1,250,000)
Cash withdrawn from Trust Account in connection with redemption	16,634,422	311,471,428
Net cash provided by investing activities	16,634,422	310,221,428

Cash flows from financing activities:
Redemption of ordinary shares	(16,634,421)	(311,471,428)
Proceeds from promissory note	344,087	2,319,135
Net cash used in financing activities	(16,290,334)	(309,152,293)

Net Change in Cash	(110,004)	(187,330)
Cash – Beginning	111,819	299,149
Cash – Ending	$1,815	111,819

Non-cash investing and financing transactions:
Cancellation of private warrants	$1,601,513	-
Change in value of Class A ordinary shares subject to possible redemption	$(14,405,339)	11,203,661
Forgiveness of due to related parties	$3,066,441	-
Operating expense liability assumed by related party	$669,000	-
Conversion of Class B shares to Class A	200	-

F-31

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:

Legal fees and expenses	$50,000
Accounting fees and expenses	$25,000
SEC/FINRA expenses	$15,000
Printing and engraving expenses	$10,000
Miscellaneous expenses	$10,000
Total offering expenses (excluding underwriting discounts and commissions)	$110,000

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate or limit the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL permits a corporation to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

The Company’s amended and restated certificate of incorporation (the “Charter”) provides that to the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. In addition, the Company’s bylaws (the “Bylaws”) provide that the Company will indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person.

The Company has entered into indemnification agreements with each of its officer and directors. The contractual rights to indemnification provided by these indemnification agreements are subject to the limitations and conditions specified in such agreements.

We have directors and officers insurance which includes insurance for claims against these persons brought under securities laws.

II-1

Item 15. Recent Sales of Unregistered Securities.

During the last three years, the Company sold the following securities in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”):

On April 4, 2025 (the “Closing”), the Company issued to a certain investor (the “PIPE Investor”) (i) 2,400 shares of Series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), of the Company, (ii) a warrant to purchase 1,600 shares of Series B Preferred Stock of the Company (the “First Preferred Warrant”), and (iii) a warrant to purchase 1,000 shares of Series B Preferred Stock of the Company (the “Second Preferred Warrant,” and together with the First Preferred Warrant, the “Preferred Warrants”), pursuant to the terms of a PIPE Agreement, dated November 22, 2024 (the “PIPE Agreement”), entered into by the Company, Battery Future Acquisition Corp. and the PIPE Investor. At the Closing, the PIPE Investor immediately exercised the First Preferred Warrant to purchase 1,000 shares of Series B Preferred Stock and on April 14, 2025, the PIPE Investor exercised the remaining portion of the Preferred Warrants in full. As a result, we issued an aggregate of 5,000 shares of Series B Preferred Stock for an aggregate purchase price of $4,750,000 (net of original issue discount).  The securities were sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits immediately preceding the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

(3)

For the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)

For the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-3

EXHIBIT INDEX

Exhibit No.	Description

2.1+

Agreement and Plan of Merger, dated as of May 12, 2024, by and among Battery Future Acquisition Corp., BFAC Merger Sub 1 Corp, BFAC Merger Sub 2 Corp, Class Over Inc., and Classover Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

3.1

Amended and Restated Certificate of Incorporation of Company (incorporated by reference to Exhibit 3.1 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

3.2	Bylaws of Company (incorporated by reference to Exhibit 3.2 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

3.3

Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

3.4

Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

4.1

Warrant Agreement between Battery Future Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

4.2

Warrant Assignment, Assumption and Amendment Agreement, dated as of April 4, 2025 (incorporated by reference to Exhibit 4.2 to Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

4.3

Specimen Common Stock Certificate of Company (incorporated by reference to Exhibit 4.3 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

4.4	Specimen Warrant Certificate of Company (incorporated by reference to Exhibit 4.4 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

4.5	Form of First Preferred Warrant dated as of April 4, 2025 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

4.6	Form of Second Preferred Warrant dated as of April 4, 2025 (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

5.1*	Opinion of Graubard Miller

10.1

Classover Holdings, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.2

Employment Agreement, dated as of April 4, 2025, by and between the Company and Hui Luo. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

10.3	Form of Indemnification Agreement. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

10.4

Form of Registration Rights Agreement by and between Company and the PIPE Investor. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

II-4

10.5

Sublease Agreement between Class Over Inc. and Dream Go Inc. (incorporated by reference to Exhibit 10.8 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.6

Marketing Consulting Agreement between Class Over Inc. and Genius Kid Class LLC (incorporated by reference to Exhibit 10.9 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.7

Convertible Promissory Note issued to Yi Liu (incorporated by reference to Exhibit 10.10 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.8

Sublease Agreement between Class Over Inc. and Dream Legal Group (incorporated by reference to Exhibit 10.11 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.9

Securities Purchase Agreement for Series B Preferred Stock (incorporated by reference to Exhibit 10.12 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.10	Promissory note issued to Hui Luo (incorporated by reference to Exhibit 10.15 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.11	Talk-Cloud Classroom Service Agreement (incorporated by reference to Exhibit 10.5 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

21.1	List of subsidiaries of the Registrant. (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

23.1	Consent of Graubard Miller (included in Exhibit 5.1).

23.2	Consent of Bush & Associates CPAs LLC.

24	Power of Attorney (included on the signature page to this Registration Statement).

107	Filing fee exhibit.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York, on the 7th day of May, 2025.

Classover Holdings, Inc.

By:	/s/ Hui Luo
Name:	Hui Luo
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Hui Luo and Yanling Peng his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Hui Luo	Chairwoman and Chief Executive Officer	May 7, 2025
Hui Luo	(Principal Executive Officer)
/s/ Yanling Peng	Chief Financial Officer	May 7, 2025
Yanling Peng	(Principal Accounting and Financial Officer)
/s/ Yan Zhang	Director	May 7, 2025
Yan Zhang
/s/ Tracy Xia	Director	May 7, 2025
Tracy Xia
/s/ Mona Liang	Director	May 7, 2025
Mona Liang
/s/ Amanda Chang	Director	May 7, 2025
Amanda Chang

II-6